                                                                   Exhibit 10.18


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                         RECEIVABLES PURCHASE AGREEMENT



                          Dated as of December 18, 2001

                                  By and Among

                           LOL FARMLAND FEED SPV, LLC
                                   AS SELLER,

                         LAND O'LAKES FARMLAND FEED LLC
                              AS INITIAL SERVICER,

                      COBANK, ACB, AND THE OTHER PURCHASERS
                         FROM TIME TO TIME PARTY HERETO

                                       And

                                  COBANK, ACB,
                                AS ADMINISTRATOR



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
                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
ARTICLE I. PURCHASES AND REINVESTMENTS.........................................................  2
         SECTION 1.1  Agreement to Purchase; Limits on Purchasers' Obligations.................  2
         SECTION 1.2  Purchase Procedures; Assignment of Purchasers' Interests.................  2
         SECTION 1.3  Reinvestments of Certain Collections; Payment of Remaining Collections...  3
         SECTION 1.4  Receivable Interest......................................................  4
         SECTION 1.5  Voluntary Termination or Reduction of Facility Limit.....................  5

ARTICLE II. COMPUTATIONAL RULES................................................................  5
         SECTION 2.1  Computation of Capital...................................................  5
         SECTION 2.2. Computation of Concentration Limit.......................................  5
         SECTION 2.3. Computation of Earned Discount...........................................  5
         SECTION 2.4  Estimates of Earned Discount Rate, Fees, Etc.............................  6

ARTICLE III. SETTLEMENTS.......................................................................  6
         SECTION 3.1. Purchase and Settlement Procedures.......................................  6
         SECTION 3.2. Deemed Collections; Reduction of Capital, Etc............................  9
         SECTION 3.3. Payments and Computations, Etc...........................................  10

ARTICLE IV. FEES AND YIELD PROTECTION..........................................................  11
         SECTION 4.1. Fees.....................................................................  11
         SECTION 4.2. Yield Protection.........................................................  12
         SECTION 4.3. Funding Losses...........................................................  13

ARTICLE V. CONDITIONS TO PURCHASES.............................................................  14
         SECTION 5.1. Conditions Precedent to Initial Purchase.................................  14
         SECTION 5.2. Conditions Precedent to All Purchases and Reinvestments..................  16

ARTICLE VI. REPRESENTATIONS AND WARRANTIES.....................................................  17
         SECTION 6.1. Representations and Warranties of Seller.................................  17
         SECTION 6.2. Representations and Warranties of Servicer...............................  20

ARTICLE VII. GENERAL COVENANTS.................................................................  22
         SECTION 7.1. Affirmative Covenants....................................................  22
         SECTION 7.2. Reporting Requirements...................................................  24
         SECTION 7.3. Negative Covenants.......................................................  27
         SECTION 7.4. Separate Existence.......................................................  29

ARTICLE VIII. ADMINISTRATION AND COLLECTION....................................................  32
         SECTION 8.1. Designation of Servicer and Sub-Servicers................................  32
         SECTION 8.2. Duties of Servicer.......................................................  33
         SECTION 8.3. Rights of Administrator..................................................  35
         SECTION 8.4. Responsibilities of Seller...............................................  37
         SECTION 8.5. Further Action Evidencing Purchases and Reinvestments....................  37
         SECTION 8.6. Application of Collections...............................................  38

ARTICLE IX. SECURITY INTEREST..................................................................  38
         SECTION 9.1. Grant of Security Interest...............................................  38
         SECTION 9.2. Further Assurances.......................................................  39
         SECTION 9.3. Remedies.................................................................  39

ARTICLE X. TERMINATION EVENTS..................................................................  39
         SECTION 10.1. Termination Events......................................................  39
         SECTION 10.2. Remedies................................................................  41

ARTICLE XI. THE ADMINISTRATOR..................................................................  42
         SECTION 11.1. Authorization...........................................................  42
         SECTION 11.2. Administrator's Reliance, Etc...........................................  43
         SECTION 11.3. CoBank and Affiliates...................................................  43

ARTICLE XII. ASSIGNMENT OF AND PARTICIPATIONS IN PURCHASERS' INTERESTS.........................  43
         SECTION 12.1. Restrictions on Assignments; Impact on Patronage........................  43
         SECTION 12.2. Rights of Assignee......................................................  44

ARTICLE XIII. INDEMNIFICATION..................................................................  45
         SECTION 13.1. Indemnities.............................................................  45

ARTICLE XIV. MISCELLANEOUS.....................................................................  47
         SECTION 14.1. Amendments, Etc.........................................................  47
         SECTION 14.2. Notices, Etc............................................................  48
         SECTION 14.3. No Waiver; Remedies.....................................................  48
         SECTION 14.4. Binding Effect; Survival................................................  48
         SECTION 14.5. Costs, Expenses and Taxes...............................................  48
         SECTION 14.6. No Proceedings..........................................................  49
         SECTION 14.7. Confidentiality of Program Information..................................  49
         SECTION 14.8. Confidentiality of Originator Information...............................  51
         SECTION 14.9. Captions and Cross References...........................................  53
         SECTION 14.10. Integration............................................................  53
         SECTION 14.11. Governing Law..........................................................  53
         SECTION 14.12. Waiver Of Jury Trial...................................................  53

         SECTION 14.13. Consent To Jurisdiction; Waiver Of Immunities..........................  54
         SECTION 14.14. Execution in Counterparts..............................................  54
         SECTION 14.15. No Recourse Against Other Parties......................................  55

                         RECEIVABLES PURCHASE AGREEMENT

                          Dated as of December 18, 2001

                                    PREAMBLE

         RECEIVABLES PURCHASE AGREEMENT, dated as of December 18, 2001 (this "Agreement"), by and among LOL FARMLAND FEED SPV, LLC, a Delaware limited liability company, as Seller ("Seller"), LAND O'LAKES FARMLAND FEED LLC, a Delaware limited liability company ("Feed"), as initial Servicer ("Servicer"), COBANK, ACB, a federally chartered instrumentality of the United States ("CoBank"), and any other Persons that may, from time to time, be party hereto as Purchasers (each, a "Purchaser"), and CoBank as administrator for the Purchasers (in such capacity, "Administrator"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in, and interpretive rules that apply are contained in, Appendix A.

                                    RECITALS

         1. Seller is a limited-purpose, bankruptcy-remote Delaware limited liability company formed by Feed for the purpose of purchasing, and accepting contributions of, Receivables and Related Rights (as defined in the Purchase and Sale Agreement) originated by Feed and the other Originators in the ordinary course of their respective businesses. Feed owns one hundred percent (100%) of the outstanding equity of Seller.

         2. Seller has, and expects to have, Pool Receivables in which Seller intends to sell an undivided interest. Seller has requested that the Purchasers, and each Purchaser has agreed that it shall, subject to and upon the terms and conditions contained in this Agreement, engage in purchases of their respective Pro Rata Shares of such undivided interest, referred to herein as the Receivable Interest, from Seller from time to time during the term of this Agreement.

         3. Seller and the Purchasers also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Receivable Interest be reinvested in Pool Receivables, which reinvestment shall constitute part of the Receivable Interest.

         4. Feed has been requested, and is willing, to act as initial Servicer.

         5. CoBank has been requested, and is willing, to act as Administrator.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                     ARTICLE I. PURCHASES AND REINVESTMENTS

         SECTION 1.1 AGREEMENT TO PURCHASE; LIMITS ON PURCHASERS' OBLIGATIONS. Subject to and upon the terms and conditions of this Agreement, from time to time prior to the Termination Date, (a) Seller may request that each Purchaser, ratably in accordance with such Purchaser's Pro Rata Share, purchase from Seller an undivided ownership interest in the Pool Assets specified in each applicable Purchase Notice and (b) each Purchaser severally agrees to purchase its respective Pro Rata Share of such undivided ownership interest in the Pool Assets (each being a "Purchase"); provided that no Purchase shall be funded by the Purchasers if, after giving effect thereto, either (y) the then Capital would exceed an amount equal to $100,000,000, as such amount may be decreased from time to time as provided in Section 1.5 (the "Facility Limit"), or (z) the Receivable Interest would exceed 100% (the "Allocation Limit"); and provided further that each Purchase made pursuant to this Section 1.1 shall require a funding of Capital of at least $1,000,000.

         SECTION 1.2 PURCHASE PROCEDURES; ASSIGNMENT OF PURCHASERS' INTERESTS.

         (a) Notice of Purchase. Each Purchase from Seller shall be made by the Purchasers upon notice from Seller to the Administrator received by the Administrator not later than 2:00 P.M. (Denver, Colorado time) on the Business Day next preceding the Business Day of such proposed Purchase (the "Purchase Date"). Each such notice of a proposed Purchase shall be substantially in the form of Exhibit 1.2(a) (each a "Purchase Notice"), and shall specify the desired amount of, and Purchase Date for, such Purchase; provided, that Seller may give only one (1) Purchase Notice during any 7-day period, and such Purchase Notice must specify a Purchase amount of at least $1,000,000, or an integral multiple of $100,000 in excess thereof.

         (b) Funding of Purchases. On each Purchase Date, each Purchaser shall, upon satisfaction of the applicable conditions set forth in Article V, fund such Purchase by making the full amount of its Pro Rata Share of such Purchase available to Administrator at Administrator's Office in immediately available funds, and after receipt by Administrator of such funds, Administrator will make such funds immediately available to Seller at such office.

         (c) Sale of Receivable Interest. In consideration of the Capital funded by each Purchaser on each Purchase Date, Seller hereby sells, assigns and transfers to Administrator, for the ratable benefit of the Purchasers, the Receivable Interest.

         SECTION 1.3 REINVESTMENTS OF CERTAIN COLLECTIONS; PAYMENT OF REMAINING COLLECTIONS.

         (a) On the close of business on each Business Day during the period from the date hereof until the Termination Date, Servicer shall, out of all Collections received on such day:

                  (i) determine the portion of Collections attributable on such day to the Receivable Interest by multiplying (A) the amount of all Collections received on such day, times (B) the Receivable Interest;

                  (ii) out of the portion of Collections allocated to the Receivable Interest pursuant to clause (a)(i), (A) if a Termination Event shall have occurred and be continuing, set aside and deposit into the Administrator's Account in trust for the Purchasers or (B) in all other cases, otherwise provide that the Servicer will have available to it on the next Settlement Date or as required by Section 3.1(e), an amount equal to the sum of the estimated amount of Yield accrued and unpaid in respect of the Capital (based on rate information provided by the Administrator pursuant to Section 2.4), the accrued Fees, all other amounts due to the Purchasers, Administrator, the Affected Parties or the Indemnified Parties hereunder (other than the Capital) and the Purchasers' Share of the Servicer's Fee (in each case, accrued through such day) and not so previously set aside and deposited into the Administrator's Account or its availability on the next Settlement Date provided for;

                  (iii) apply the Collections allocated to the Receivable Interest pursuant to clause (a)(i), and not set aside or its availability provided for pursuant to clause (ii), to the purchase from Seller of ownership interests in Pool Assets (each such purchase being a "Reinvestment"); provided that (A) if the Excess Amount exceeds zero, then Servicer shall not reinvest, but shall set aside and deposit into the Administrator's Account for the benefit of the Purchasers, a portion of such Collections which, together with other Collections previously set aside and then so held, shall equal the Excess Amount; and (B) if the conditions precedent to Reinvestment in Section 5.2 are not satisfied, then Servicer shall not reinvest any of such Collections;

                  (iv) pay to Seller (A) the portion of Collections not allocated to the Receivable Interest pursuant to clause (i), less the Seller's Share of the Servicer's Fee, (B) the amounts, if any, to be made available to the Servicer on the next Settlement Date pursuant to clause (ii)(B) and (C) the Collections applied to Reinvestment pursuant to clause (iii); and

                  (v) out of the portion of Collections not allocated to the Receivable Interest pursuant to clause (i), pay to the Servicer the Seller's Share of the Servicer's Fee accrued through such day.

         (b) Unreinvested and Undistributed Collections. Servicer shall set aside and deposit into the Administrator's Account in trust for the benefit of the Purchasers all Collections allocated to the Receivables Interest which pursuant to clause (iii) of Section 1.3(a) may not be reinvested in Pool Assets. If, prior to the date when such Collections are required to be paid to the Administrator pursuant to Section 3.1, the amount of Collections set aside pursuant to clause (iii) of Section 1.3(a) exceeds the Excess Amount, if any, and the conditions precedent to Reinvestment set forth in Section 5.2 are satisfied, then the Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

         SECTION 1.4 RECEIVABLE INTEREST.

         (a) Components of Receivable Interest. On any date, the Receivable Interest will represent the Purchasers' combined undivided percentage ownership interest in (i) all then-outstanding Pool Receivables, (ii) all Related Security and Related Rights with respect to such Pool Receivables, (iii) all of Seller's right and claims under the Purchase and Sale Agreement, (iv) all Collections with respect to, and other proceeds of, the foregoing as at such date, (v) all lockboxes and lockbox or collection accounts into which Collections of Pool Receivables are or may be deposited, and all investments therein, and (vi) all books and records (including computer disks, tapes and software) evidencing or relating to any of the foregoing, in each case, whether now owned by Seller or hereafter acquired or arising, and wherever located (all of the foregoing, collectively referred to as "Pool Assets").

         (b) Computation of Receivable Interest. On any date, the "Receivable Interest" will be equal to a percentage, expressed as the following fraction:

                                  C + RR
                                  ------
                                   NPB
where:

         C        =        the then Capital;

         RR       =        the then Required Reserves; and

         NPB      =        the then Net Pool Balance;

provided, however, that during the period from and after the Termination Date but prior to the Final Payment Date, the Receivable Interest will be one hundred (100%), and that from and after the Final Payment Date the Receivable Interest will be zero percent (0%).

         (c) Frequency of Computation. The Receivable Interest shall be computed as of the Cut-Off Date immediately preceding each Settlement Period. In addition, the Administrator may require Servicer to provide a report in such form as may be designated by the Administrator for purposes of computing the Receivable Interest as of any other date, and the Servicer agrees to do so within two (2) Business Days after its receipt of the Administrator's request.

         SECTION 1.5 VOLUNTARY TERMINATION OR REDUCTION OF FACILITY LIMIT.Seller may, upon at least thirty (30) days' prior written notice to the Administrator or, at any time following Feed's receipt of a Successor Notice, immediately upon written notice to the Administrator, terminate in whole or reduce in part the unused portion of the Facility Limit; provided, that each partial reduction at the Facility Limit shall be in an amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof.

                         ARTICLE II. COMPUTATIONAL RULES

         SECTION 2.1 COMPUTATION OF CAPITAL. In making any determination of Capital, the following rules shall apply:

         (a) Capital shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered to the Administrator, for the benefit of the Purchasers, pursuant hereto for application to the Capital; and

         (b) Capital shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason.

         SECTION 2.2. COMPUTATION OF CONCENTRATION LIMIT. Except as otherwise consented to in writing in the sole reasonable discretion of the Administrator and the Required Purchasers, in the case of any Obligor that is an Affiliate of any other Obligor, the Concentration Limit and the aggregate Unpaid Balance of Pool Receivables of such Obligors shall be calculated as if such Obligors were one Obligor.

         SECTION 2.3. COMPUTATION OF EARNED DISCOUNT.

         (a) Yield shall accrue on the outstanding Capital on each day during any Settlement Period at the applicable Yield Rate. On each Settlement Date, the Seller shall pay from Collections in accordance with Section 3.1 to the Administrator, for the account of the Purchasers in accordance with their respective

Pro Rata Shares, an amount equal to the accrued and unpaid Yield with respect to the immediately preceding Settlement Period.

         (b) In making any determination of Yield, the following rules shall apply:

                  (i) no provision of this Agreement shall require payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law (it being agreed that, if the Yield would be in excess of such maximum but for this provision, the amount of Yield shall be reduced to the greatest amount that does not exceed such maximum); and

                  (ii) Yield for any period shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

         SECTION 2.4 ESTIMATES OF EARNED DISCOUNT RATE, FEES, ETC. For purposes of determining the amounts required to be set aside by Servicer pursuant to
Section 1.3, the Administrator shall notify Servicer from time to time of the Yield Rate applicable to the Capital as elected by Seller and the rates at which Fees and other amounts are accruing hereunder. It is understood and agreed that
(i) the Yield Rate may change from time to time, (ii) certain rate information provided by the Administrator to Servicer shall be based upon the Administrator's good faith estimate, (iii) the amount of Yield actually accrued with respect to the Capital during any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer, and (iv) the amount of Fees or other payables accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount set aside with respect thereto by Servicer. Failure to set aside any amount so accrued shall not relieve Servicer of its obligation to remit Collections to the Administrator with respect to such accrued amount, as and to the extent provided in Section 3.1. In the event that prior to the commencement of any Settlement Period the Administrator shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate, then the Yield Rate for such Settlement Period shall be the Alternate Base Rate.

                            ARTICLE III. SETTLEMENTS

         SECTION 3.1. PURCHASE AND SETTLEMENT PROCEDURES. The parties hereto will take the following actions with respect to each Purchase Date and each Settlement Date:

         (a) Servicer Report. Except as provided in the next sentence with respect to the initial Purchase hereunder, on or before the Business Day (each, a "Reporting Date") preceding each Settlement Date, as the case may be, Servicer shall deliver to the Administrator a report containing the information described in Exhibit 3.1(a)-l (each, a "Servicer Report"). Notwithstanding the foregoing, for administrative convenience in connection with the initial Purchase hereunder, the initial Reporting Date shall be December 7, 2001, and the initial Purchase Date shall occur on December 18, 2001 (the "Initial Purchase Date").

         (b) Yield, Fees and Other Amounts Due. Five (5) Business Days after the end of each Settlement Period, the Administrator shall notify Servicer of (i) the amount of Yield that will have accrued in respect of the Capital as of the Settlement Date relating to such Settlement Period and (ii) all Fees and other amounts that will have accrued or otherwise have become payable (other than Capital) by Seller under this Agreement on the next Settlement Date.

         (c) Settlement Date Procedures - Reinvestment Period. On each Settlement Date prior to the Termination Date, Servicer shall distribute from Collections set aside or applied (to the extent applied in violation of the proviso to Section 1.3(a)(iii)) pursuant to Sections 1.3(a)(i) through (iii) during the immediately preceding Settlement Period the following amounts in the following order:

         (1) to the Administrator, for the account of the Purchasers in accordance with their respective Pro Rata Shares, an amount equal to the Yield accrued and unpaid during such Settlement Period, plus any previously accrued Yield not paid on a prior Settlement Date or pursuant to Section 3.1(e), which amount shall be distributed by the Administrator to the Purchasers for application to such Yield;

         (2) to the Administrator, an amount equal to the Fees accrued during such Settlement Period, plus any previously accrued amounts described in this clause (2) not paid on a prior Settlement Date or pursuant to
         Section 3.1(e), which amount shall be distributed by the Administrator to all Persons to whom payable;

         (3) to the Servicer, an amount equal to the Purchasers' Share of the Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchasers' Share of the Servicer's Fee not paid on a prior Settlement Date or pursuant to Section 3.1(e);

         (4) to the Administrator, all other amounts (other than Capital) then due under this Agreement or the other Transaction Documents to the Administrator, the Purchasers, the Affected Parties or the Indemnified Parties; and

         (5) to the Administrator, for the account of the Purchasers in accordance with their respective Pro Rata Shares, an amount equal to the Excess Amount as of the Reporting Date, if any, which amount shall be distributed by the Administrator to the Purchasers for application to their respective Pro Rata Shares of the Capital.

On or as of any Purchase Date hereunder, the full amount of any such payments and/or distributions required to be made on the next succeeding Settlement Date (as computed by the Administrator in its reasonable judgment), shall, for purposes of any computations required pursuant to Section 5.2(b) for determining Seller's eligibility to effect any Purchase hereunder on such Purchase Date, be given pro forma effect and be included in any such computations as if made prior to the Purchase reflected in the applicable Purchase Notice.

         (d) Settlement Period Procedure - Termination Period. On each Business Day during the Termination Period, Servicer shall, immediately upon receipt or deemed receipt thereof, deposit in a Lockbox Account, all Collections received or deemed received pursuant to Section 3.2 on such Business Day and all Collections so received or deemed received during each Settlement Period during the Termination Period shall be distributed by the Servicer or the Administrator (to the extent that such funds are in its possession) on each Settlement Date in the following amounts and in the following order:

         (1) to the Administrator, for the account of the Purchasers in accordance with their respective Pro Rata Shares, an amount equal to the Yield accrued during such Settlement Period, plus any previously accrued Yield not paid on a prior Settlement Date, which amount shall be distributed by the Administrator to the Purchasers for application to such Yield;

         (2) to the Administrator, an amount equal to the Fees accrued during such Settlement Period, plus any previously accrued Fees not paid on a prior Settlement Date which amount shall be distributed by Servicer to all Persons to whom payable;

         (3) to the Servicer, an amount equal to the Purchasers' Share of the Servicer's Fee accrued during such Settlement Period, plus any previously accrued Purchasers' Share of the Servicer's Fee not paid on a prior Settlement Date;

         (4) to the Administrator, for the account of the Purchasers in accordance with their respective Pro Rata Shares, an amount equal to the remaining Purchasers' Share of Collections, until the Capital is reduced to zero, which amount shall be distributed by the Administrator to the Purchasers for application to their respective Pro Rata Shares of the Capital;

         (5) to the Administrator, all other amounts (other than Capital) then due under this Agreement and the other Transaction Documents to the

         Administrator, the Purchasers, the Affected Parties or the Indemnified Parties; and

         (6) to the Seller, any remaining amounts.

         (e) Delayed Payment. If on any day prior to the Termination Date, because Collections during the relevant Settlement Period were less than the aggregate amounts payable, Servicer does not make any payment otherwise required, the Servicer shall set aside and hold Collections in respect of the Receivable Interest until sufficient amounts have been collected to pay the shortfall and will on the next Business Day pay to the Administrator the amount of such shortfall and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

         SECTION 3.2. DEEMED COLLECTIONS; REDUCTION OF CAPITAL, ETC.

         (a) Deemed Collections. If on any day (any of the events or circumstances described in the succeeding clauses (i), (ii) or (iii) being referred to herein as a "Deemed Collection"):

         (i) a Dilution occurs or the Unpaid Balance of any Pool Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Servicer Report for any other reason, or

         (ii) any of the representations or warranties of Seller set forth in
         Section 6.1(k) or (o) with respect to any Pool Receivable were not true when made with respect to any Pool Receivable, or any of the representations or warranties of Seller set forth in Section 6.1(k) or
         (o) are no longer true with respect to any Pool Receivable; or

         (iii) without duplication, Seller receives a Deemed Collection pursuant to the Purchase and Sale Agreement;

         then, on such day, Seller shall be deemed to have received a Collection of such Pool Receivable:

         (xi) in the case of clause (a)(i) above, in the amount of such Dilution or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

         (xii) in the case of clause (a)(ii) above, in the amount of the Unpaid Balance of such Pool Receivable; and

         (xiii) in the case of clause (a)(iii) above, in the amount of such Deemed Collection.

In the event that Seller has paid to the Administrator, for the account of the Purchasers, the Purchasers' Share of the Unpaid Balance of any Receivable pursuant to this Section 3.2(a), the Seller shall acquire the Purchasers' interest in such Receivable and all Related Rights with respect thereto, without recourse, representation or warranty of any type or kind by the Purchaser.

         (b) Seller's Optional Reduction of Capital. Seller may at any time (but not more than once in any seven (7)-day period) elect to reduce the Capital as follows:

         (i) Seller shall give the Administrator at least two (2) Business Days' prior written notice of such reduction (including the amount of such proposed reduction and the proposed date on which such reduction will commence);

         (ii) on the proposed date of commencement of such reduction and on each day thereafter, Servicer shall refrain from reinvesting Collections pursuant to Section 1.3 until the amount thereof not so reinvested shall equal the desired amount of reduction, and

         (iii) Servicer shall deposit such Collections into the Administrator's Account in trust for the Purchasers, pending receipt by the Administrator of the full amount of such requested Capital reduction, whereupon such funds shall be applied to so reduce the Capital;

provided that,

                           (A) the amount of any such reduction shall be not
                  less than $1,000,000 or an integral multiple of $100,000 in excess thereof, and the Capital after giving effect to such reduction shall be not less than $15,000,000 (unless Capital shall thereby be reduced to zero); and

                           (B) Seller shall use reasonable efforts to attempt to
                  choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period.

         SECTION 3.3. PAYMENTS AND COMPUTATIONS, ETC.

         (a) Payments. All amounts to be paid or deposited by Seller or Servicer to the Administrator or any other Person (other than to Seller or Servicer) hereunder (other than amounts payable under Section 4.2) shall be paid or deposited in accordance with the terms hereof no later than 2:00 P.M. (Denver, Colorado time) on the day when due (with written notice of such payment or deposit to be given to the Administrator by not later than 11:00 A.M. (Denver, Colorado time) on such day) in lawful money of the United States of America in immediately available funds to the Administrator at ABA# 307088754, account # 00019975; Attention:

Feed (the "Administrator's Account"). Any and all payments by or on account of Seller hereunder or under any other Transaction Document shall be made free and clear of, and without deduction for, any taxes or other charges of any type or kind; provided that if Seller shall be required to deduct any taxes or other charges of any type or kind from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrator or Purchaser (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Seller shall make such deductions and (iii) Seller shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

         (b) Late Payments. Seller or Servicer, as applicable, shall, to the extent permitted by law, pay to the Purchasers or the Administrator, as the case may be, interest on all amounts not paid or deposited by it when such amount is due hereunder at the Default Rate, payable on demand, provided, however, that such interest shall not at any time exceed the maximum rate permitted by Applicable Law.

         (c) Method of Computation. All computations of Yield, interest and any fees payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

                      ARTICLE IV. FEES AND YIELD PROTECTION

         SECTION 4.1. FEES. (a) Seller shall pay to the Administrator and the Purchasers the Fees in the amounts and at the times set forth in the fee letter, dated September 28, 2001, from the Administrator (as amended or supplemented from time to time, the "Fee Letter").

         (b) During the period from and including the date hereof to the date on which the Termination Period begins, a commitment fee (a "Commitment Fee") shall be payable to the Administrator for the account of Purchasers in accordance with their respective Pro Rata Shares, payable monthly in arrears on each Settlement Date and computed at the rate of .375% per annum (37.5 basis points) on the average amount of the difference between the Facility Limit and the amount of Capital during each Settlement Period ending prior to the Settlement Date on which the Commitment Fee is paid, commencing on the first such Settlement Date to occur after the date hereof.

         SECTION 4.2. YIELD PROTECTION.

         (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof:

                           (A) shall subject an Affected Party or any of their
                  interests to any tax, duty or other charge with respect to any Receivable Interest owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Capital or Yield owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Receivable Interest owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for franchise taxes or changes in the rate of tax on the overall net income of such Affected Party); or

                           (B) shall impose, modify or deem applicable any
                  reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, special deposit, compulsory loan or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party, but excluding any reserve, special deposit or similar requirement included in the determination of Yield; or

                           (C) shall change the amount of capital maintained or
                  required or requested or directed to be maintained by any Affected Party; or

                           (D) shall impose any other condition affecting any
                  Receivable Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

                           (E) shall change the rate for, or the manner in which
                  the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is;

                  (x) to increase the cost to or to impose a cost on an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under any Transaction Document, or any commitment of such Affected Party with respect to any of the foregoing;

                  (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, or under any Transaction Document; or

                  (z) to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or under any Transaction Document or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved;

then within thirty (30) days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for, calculation of, and amount of such additional costs or reduced amount receivable; provided, however, that no Affected Party shall be required to disclose any confidential or tax planning information in any such statement), Seller shall pay directly to such Affected Party such additional amount or amounts as such affected Party reasonably determines will compensate such Affected Party for such additional or increased cost or such reduction, but without duplication of any other similar additional amounts due under any other Transaction Document.

         (b) Each Affected Party will use reasonable efforts to notify Seller and the Administrator as soon as practicable after knowledge of the occurrence of any event of which it has knowledge which will entitle such Affected Party to compensation pursuant to this Section 4.2; provided however, that no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation and provided further, that no Affected Party shall be entitled to such compensation retroactively for a period of more than ninety (90) days prior to the date of such notice.

         (c) In determining any amount provided for or referred to in this
Section 4.2, an Affected Party may use any reasonable averaging and attribution methods that it shall deem applicable. Any Affected Party when making a claim under this Section 4.2 shall submit to Seller a statement as to such increased cost or reduced return (including a calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon Seller.

         SECTION 4.3. FUNDING LOSSES. In the event that any Affected Party shall incur any loss or expense (including any LIBOR Rate breakage costs or any other loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to make or maintain any funding with respect to the Receivable Interest) as a result of (i) any settlement with respect to any portion of Capital funded by such Affected Party being made on any day other than the scheduled last business day of an applicable Settlement Period with respect thereto, or (ii) any Purchase not being made in accordance with a request therefor under Section 1.2, then, immediately upon demand from the Administrator to Seller, Seller shall pay to the Administrator for the account of such Affected Party, the amount of such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Seller.

         SECTION 4.4. PREPAYMENTS. In the event the Seller desires to reduce the amount of Capital outstanding on a date other than a Settlement Date other than as provided in Section 3.2(b), the Seller may deliver the amount of such Capital to the Administrator, and the Administrator agrees to invest the amount of such Capital as directed by the Seller for the period between the date of such prepayment and the next succeeding Settlement Date. On the next succeeding Settlement Date, interest and other amounts, if any, earned on the amount of Capital so invested at the direction of the Seller will be credited toward any amounts due from the Seller on such next succeeding Settlement Date. Notwithstanding the terms of this Section 4.4, the Seller shall remain liable (on the next succeeding Settlement Date) for the amount, if any, by which the Yield accruing on the outstanding Capital through the next succeeding Settlement Date exceeds the amount, if any, of interest and other amounts earned upon investment of such prepaid amounts by the Administrator (at the direction of the Seller) as aforesaid.

                       ARTICLE V. CONDITIONS TO PURCHASES

         SECTION 5.1. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial Purchase hereunder is subject to the condition precedent that the Administrator shall have received, on or before the date of such Purchase, the following, each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to the Administrator:

         (a) Good standing (and foreign qualification, as applicable) certificates for each Originator and Seller issued by the Secretaries of State of the jurisdictions of their incorporation or formation and their respective principal places of business;

         (b) A certificate of the Secretaries of Feed and Seller in form and substance reasonably satisfactory to the Administrator certifying (i) a copy of the resolutions of its Board of Directors approving this Agreement and the other Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby; (ii) the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrator and the Purchasers may conclusively rely until such time as the Administrator shall receive from Feed or Seller, as the case may be, a revised certificate meeting the requirements of this subsection (b)); (iii) a copy of its by-laws, operating agreement or equivalent organizational document(s); and
(iv) all documents evidencing other
necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents;

         (c) The Certificate of Formation of each of Seller and Feed, duly certified by the Secretary of State of the jurisdiction of its formation, as of a recent date reasonably acceptable to Administrator;

         (d) Acknowledgment copies or time-stamped receipt copies, of proper financing statements (Form UCC-1), filed prior to the date of the initial Purchase, naming (i) each of the Originators as the debtor and seller of Receivables, Seller as the secured party and purchaser and Administrator, for the benefit of the Purchasers, as the assignee, and (ii) Seller as the debtor and seller of Receivables or an undivided interest therein and Administrator, for the benefit of the Purchasers, as the secured party and purchaser, or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrator, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Seller's and the Purchasers' interests in the Pool Assets, all of which financing statements the Administrator is hereby authorized to file;

         (e) A search report provided in writing to and approved by the Administrator, which approval shall not be unreasonably withheld or delayed, listing all effective financing statements that name any Originator or Seller as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (d) above and in such other jurisdictions that Administrator shall reasonably request, together with copies of such financing statements (none of which shall cover any Pool Assets, unless executed termination statements and/or partial releases with respect thereto have been delivered to the Administrator), and tax and judgment lien search reports from a Person reasonably satisfactory to Servicer and the Administrator showing no evidence of such liens filed against any Originator or Seller;

         (f) Duly executed copies of the Lockbox Agreements with the Lockbox Banks;

         (g) Favorable opinions of (i) in-house counsel to each of the Originators and Seller as to corporate authority and (ii) Faegre & Benson LLP, special counsel to each of the Originators and Seller as to all other legal matters, in form and substance reasonably satisfactory to the Administrator and its counsel;

         (h) Such powers of attorney as the Administrator shall reasonably request to enable the Administrator to collect all amounts due under any and all Pool Assets;

         (i) A pro forma Servicer Report, prepared as of the date of the proposed initial Purchase, assuming a Cut-Off Date of December 7, 2001;

         (j) Reasonably satisfactory results of a review and audit, conducted by CoBank, of the Originators' (as deemed necessary by the Administrator) collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including reasonably satisfactory results of a review of the Originators' operating locations and reasonably satisfactory review and approval of the Eligible Receivables in existence on the date of the initial Purchase;

         (k) Evidence of payment by the Seller out of the proceeds of the Initial Purchase of all accrued and unpaid Fees (including those contemplated by the Fee Letter), all of the costs and expenses of this transaction accrued or received prior to the date hereof, including, without limitation, attorneys' fees of the Administrator, plus such additional amounts of attorneys' fees as shall constitute the Administrator's reasonable estimate of attorneys' fees incurred or to be incurred by it through the closing proceedings, including any such costs, fees and expenses payable in accordance with Section 14.5;

         (l) The Purchase and Sale Agreement, duly executed by the Originators and Seller, and a copy of all documents required to be delivered thereunder;

         (m) The Bridge Loan Credit Agreement shall have been terminated and all amounts outstanding thereunder repaid concurrently with the initial Purchase hereunder; and

         (n) Such other documents, certificates or opinions as the Administrator may reasonably request.

         SECTION 5.2. CONDITIONS PRECEDENT TO ALL PURCHASES AND REINVESTMENTS. Each Purchase (including the initial Purchase) and each Reinvestment hereunder, shall be subject to the further conditions precedent that:

         (a) in the case of each Purchase, the Servicer shall have delivered to the Administrator on or prior to such Purchase, in form and substance satisfactory to the Administrator, a completed Servicer Report with respect to the immediately preceding calendar month, dated within two (2) Business Days prior to the date of such Purchase, together with such additional information as may be reasonably requested by the Administrator;

         (b) on the date of such Purchase or Reinvestment the following statements shall be true (and Seller by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment shall be deemed to have certified that):

         (i) each of the representations and warranties contained in Article VI (including, without limitation, all representations and warranties incorporated by reference herein and made a part hereof pursuant to
         Section 6.3(a)), are true and correct in all material respects as though made on and as of such date and shall be deemed to have been made on such date (except that any such representation or warranty, which, by its express terms, relates exclusively to an earlier date, shall be true and correct in all material respects as of such earlier date);

         (ii) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Termination Event or Unmatured Termination Event;

         (iii) after giving effect to each proposed Purchase or Reinvestment, Capital will not exceed the Facility Limit and the Receivable Interest will not exceed the Allocation Limit; and

         (iv) the Termination Date shall not have occurred.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         SECTION 6.1. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants as follows:

         (a) Organization and Good Standing. Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Assets.

         (b) Due Qualification. Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all other jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, and except where the failure to so qualify or have such licenses or approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect.

         (c) Power and Authority; Due Authorization. Seller (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (2) carry out the terms of the Transaction Documents to which it is a party, and (C) sell and assign the Receivable Interest on the terms and conditions herein provided and (ii) has duly authorized by all necessary organizational action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the sale and assignment of the Receivable Interest on the terms and conditions herein provided.

         (d) Valid Transfer; Binding Obligations. This Agreement constitutes a valid transfer and assignment of the Receivable Interest to the Administrator, for the benefit of Purchaser, enforceable against creditors of, and purchasers from, Seller; and this Agreement constitutes, and each other Transaction Document to be signed by Seller when duly executed and delivered will constitute, a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except, in all cases, as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) No Violation. The consummation by Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller's certificate of formation or limited liability company agreement or any Contractual Obligation of Seller, (ii) result in the creation or imposition of any Lien upon any of Seller's properties pursuant to the terms of any such Contractual Obligation, other than this Agreement and the Purchase and Sale Agreement, or (iii) violate any Applicable Law as then in effect.

         (f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best of Seller's knowledge, threatened, before any Governmental Authority or arbitrator (i) asserting the invalidity of this Agreement or any other Transaction Document to which Seller is a party, (ii) seeking to prevent the sale and assignment of the Receivable Interest or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

         (g) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (h) Government Approvals. No Governmental Action is required for the due execution, delivery and performance by Seller of this Agreement or any other Transaction Document to which Seller is a party, except for the filing of the UCC financing statements referred to in Article V, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

         (i) Financial Condition. Since the date of Seller's formation, there has been no material adverse change in Seller's financial condition, business, assets or operations.

         (j) Margin Regulations. The use of all funds obtained by Seller under this Agreement will not conflict with or contravene any of Regulations T and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

         (k) Quality of Title. Each Pool Asset is legally and beneficially owned by Seller free and clear of any Lien (other than any Lien arising solely as the result of any action taken by the Purchasers or the Administrator); when the Purchasers make a Purchase or Reinvestment, the Administrator shall have acquired, for the benefit of the Purchasers, a valid and enforceable perfected first-priority undivided percentage ownership interest to the extent of the Receivable Interest in each Pool Asset, free and clear of any Lien (other than any Lien arising solely as the result of any action taken by the Purchasers or the Administrator), enforceable against any creditor of, or purchaser from, Seller or any Originator; and no financing statement or other instrument similar in effect covering any Pool Asset is on file in any recording office except such as may be filed (i) in favor of an Originator in accordance with the Contracts,
(ii) in favor of Seller in accordance with the Purchase and Sale Agreement, or
(iii) in favor of the Purchasers or the Administrator in accordance with this Agreement or in connection with any Lien arising solely as the result of any action taken by the Purchasers or the Administrator.

         (l) Accurate Reports. No Servicer Report, Weekly Report or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of Seller to the Administrator or the Purchasers in connection with this Agreement or any Transaction Document was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

         (m) Offices. The principal place of business and chief executive office of Seller are located at the address of Seller referred to in Section 14.2, and the offices at which Seller keeps all its books, records and documents evidencing or relating to Pool Receivables are located at the addresses specified in Schedule 6.1(m) (or at such other locations, notified to the Administrator in accordance with Section 7.1(f), in jurisdictions where all action required by Section 8.5 has been taken and completed).

         (n) Lockbox Accounts. The names and addresses of all the Lockbox Banks, together with the account numbers of the Lockbox Accounts of Seller at such Lockbox Banks, are specified in Schedule 6.1(n) (or have been notified to the Administrator in accordance with Section 7.3(d)).

         (o) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or other calculation of Net Pool Balance shall be an Eligible Receivable on such date.

         (p) Accounting Sale. The Seller has accounted for each sale of undivided percentage ownership interests in Receivables in its books and financial statements as sales, consistent with GAAP.

         (q) Credit and Collection Policies. The Seller has complied in all material respects with the applicable Credit and Collection Policy with regard to each Receivable.

         (r) Legal Name. The Seller's complete legal name is set forth in the preamble to this Agreement, and the Seller does not use, and has not during the last six (6) years used, any other corporate name, trade name, doing business name or fictitious name.


         SECTION 6.2. REPRESENTATIONS AND WARRANTIES OF SERVICER. Servicer hereby represents and warrants as follows:

         (a) Organization and Good Standing. Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of its formation, with full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

         (b) Due Qualification. Servicer is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect.

         (c) Power and Authority; Due Authorization. Servicer (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) carry out the terms of the Transaction Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

         (d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by Servicer when duly executed and delivered will constitute, a legal, valid and binding obligation of Servicer, enforceable against Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Servicer is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under Servicer's certificate of formation, limited liability company agreement or any Contractual Obligation of Servicer, (ii) result in the creation or imposition of any Lien upon any of Servicer's properties pursuant to the terms of any such Contractual Obligation (other than any Lien created pursuant to the Transaction Documents), or (iii) violate any Applicable Law as then in effect.

         (f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best of Servicer's knowledge, threatened, before any Governmental Authority or arbitrator (i) asserting the invalidity of this Agreement or any other Transaction Document to which Servicer is a party, (ii) seeking to prevent the sale and assignment of the Receivable Interest or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

         (g) Government Approvals. No Governmental Action is required for the due execution, delivery and performance by Servicer of this Agreement or any other Transaction Document to which it is a party, other than the filing of the UCC financing statements referred to in Article V, and all filings, if any, necessary to comply with the Hart-Scott-Rodino Antitrust Act, all of which, at the time required in Article V, shall have been duly made and shall be in full force and effect.

         (h) Accurate Reports. No Servicer Report, no Weekly Report or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of Servicer to the Administrator or the Purchasers in connection with this Agreement or any Transaction Document was or will be inaccurate in any material respect as of the date it was or will be dated or

(except as otherwise disclosed to the Administrator at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.



                         ARTICLE VII. GENERAL COVENANTS

         SECTION 7.1. AFFIRMATIVE COVENANTS. From the date hereof until the Final Payout Date:

         (a) Compliance with Laws, Etc. Each of Seller and Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Pool Receivables and the related Contracts, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

         (b) Preservation of Legal Existence. Each of Seller and Servicer will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company, corporation, or other business entity, as the case may be, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

         (c) Audits. (i) Each of Seller and Servicer will at any time and from time to time during regular business hours, on at least five (5) Business Day's prior notice unless a Termination Event shall have occurred and be continuing, permit the Administrator or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Pool Assets, (B) to visit its offices and properties for the purpose of examining such materials described in clause
(i)(A) above, and to discuss matters relating to Pool Assets or its performance hereunder with any of its officers or employees having knowledge of such matters, and (C) to verify with officers and employees of Servicer, or directly with any Obligors (but only with a representative of the Servicer present unless a Termination Event shall have occurred and be continuing), the existence and amount of the Receivables; and (ii) without limiting the provisions of clause
(i) above, from time to time on request of Administrator on at least five (5) Business Days prior notice, unless a Termination Event shall have occurred and be continuing, permit certified public accountants or other auditors acceptable to the Administrator to conduct, at the expense of Seller or Servicer, as the case may be, a review of its books and records with respect to the Pool Receivables; provided, however that unless a Termination Event has occurred and is continuing, Seller and/or Servicer shall not be obligated to pay for more than one

(1) such audit during a rolling 6-month period during the 12-month period following the Initial Purchase Date, or one (1) such audit in any calendar year thereafter.

         (d) Keeping of Records and Books of Account. Each of Seller and Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Assets (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

         (e) Performance and Compliance with Receivables and Contracts. Seller will, at its expense, timely and fully perform and comply with (or cause an Originator to perform and comply with pursuant to the Purchase and Sale Agreement) all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables and all other agreements related to such Pool Receivables, except where failure to do so would not materially and adversely affect the validity, enforceability or collectibility of the related Pool Receivable.

         (f) Location of Records. Each of Seller and Servicer will keep its principal place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables and all related Contracts and all other agreements related to such Pool Receivables (and all original documents relating thereto), at its addresses referred to in Section 14.2 or, upon thirty (30) days' prior written notice to the Administrator, at such other locations in jurisdictions where all action required by Section 8.5 shall have been taken and completed.

         (g) Credit and Collection Policies. Attached as Schedule 7.1(g) are the Credit and Collection Policies for each of the Originators. Each of Seller and Servicer, at its own expense, will at all times timely and fully perform and comply in all material respects with, and Feed agrees to so perform and comply with, each applicable Credit and Collection Policy in regard to each Pool Receivable and the related Contracts.

         (h) Collections. Each of Seller and Servicer will (i) instruct (A) all Obligors to cause all Collections (which, for the avoidance of doubt, shall exclude any collections in respect of any Reconveyed Receivable, retail receivable or other receivable of Seller, any Originator or any other Person not included in the Receivable Pool) to be sent to either a Lockbox or Lockbox Account that is the subject of a Lockbox Agreement, unless otherwise requested by the Administrator pursuant to Section 8.3(c)(ii), in which case the Obligors shall be instructed consistent with such request, and (B) each Lockbox Bank or lockbox bank to deposit all such Collections directly into a Lockbox Account that is the subject of a Lockbox Agreement. In the event that Seller or Servicer receives Collections directly from any Obligor, Seller or Servicer, as the case may be, shall deposit such Collections in the form received into either the Collection Account or a Lockbox Account within two (2) Business Days after receipt thereof or, on or after the Termination Date, immediately upon receipt.

         (i) Quality of Title. Each of Seller and Servicer will take all action necessary or desirable to establish and maintain a valid and enforceable perfected first-priority undivided percentage ownership interest in favor of the Administrator, for the benefit of the Purchasers, to the extent of the Receivable Interest in each Pool Asset, free and clear of any Lien (other than any Lien arising solely as a result of any action taken by the Purchasers or the Administrator), enforceable against any creditor of, or purchaser from, Seller or any Originator.

         (j) Bank Equity Interests. (i) Each of Seller and Servicer agrees to purchase such equity interests in CoBank ("Bank Equity Interests") as CoBank may from time to time require in accordance with its bylaws and capital plans as applicable to cooperative borrowers generally. In connection with the foregoing, each of Seller and Servicer hereby acknowledges receipt, prior to the execution of this Agreement, of the following with respect to CoBank:

         (A) the bylaws of CoBank;

         (B) a written description of the terms and conditions under which the Bank Equity Interests are issued; and

         (C) the most recent annual report, and if more recent than the latest annual report, the latest quarterly report.

         (ii) CoBank reserves the right to sell participations and to make assignments of its rights and duties hereunder in accordance with the provisions of Article XII on a non-patronage basis.

         SECTION 7.2. REPORTING REQUIREMENTS. From the date hereof until the Final Payout Date:

         (a) Weekly Reports. Not later than Noon (Denver, Colorado time) on each Tuesday (or, if such is not a Business Day, on the next succeeding Business
Day), Servicer will furnish to the Administrator a report (a "Weekly Report"), duly certified by the principal financial officers of Seller and Servicer, with respect to the immediately preceding week then ended in the form of, and addressing the matters contained in, Exhibit 7.2(a) hereto;

         (b) Quarterly Financial Statements. As soon as available and, in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year, Seller will furnish to the Administrator copies of
(i) its financial statements, consisting of at least a balance sheet as at the close of such quarter and statements of earnings for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, in each case in conformity with GAAP (except for footnote disclosures), duly certified by the principal financial officer of Seller and (ii) if not otherwise delivered to the Administrator pursuant to the Purchase and Sale Agreement, the financial statements of LOL and its Subsidiaries prepared on a consolidated basis, consisting of at least a balance sheet as at the close of such quarter and statements of earnings for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, in each case in conformity with GAAP (except for footnote disclosures) and fairly presenting the consolidated financial position and results of operations of LOL and its Subsidiaries for such month and period, duly certified by the principal financial officer of LOL;

         (c) Annual Financial Statements. As soon as available and, in any event within ninety (90) days after the end of each fiscal year, Seller will furnish to the Administrator copies of (i) its financial statements, consisting of at least a balance sheet of Seller for such year and statements of earnings and cash flows, in each case in conformity with GAAP setting forth in each case in comparative form corresponding figures from the preceding fiscal year, and (ii) if not otherwise delivered to the Administrator pursuant to the Purchase and Sale Agreement, the unqualified audited financial statements of LOL and its Subsidiaries prepared on a consolidated basis, consisting of at least a balance sheet of LOL and its Subsidiaries for such year and consolidated and consolidating statements of earnings and cash flows, in each case in conformity with GAAP, setting forth in each case in comparative form corresponding consolidated figures from the preceding fiscal year, with all such statements duly certified by independent certified public accountants of recognized standing selected by LOL, together with copies of any and all letters, from such accountants to LOL's Board of Directors or any committee thereof;

         (d) Compliance Certificate. Together with each quarterly and annual financial statement delivered in accordance with the preceding paragraphs, if not otherwise delivered to the Administrator pursuant to the Purchase and Sale Agreement, Seller will furnish to the Administrator the compliance certificate to be delivered to it pursuant to Section 6.1(i)(iii) of the Purchase and Sale Agreement.

         (e) Termination Events. Each of Seller and Servicer will furnish to the Administrator, as soon as possible and in any event within two (2) Business Days after an officer of Seller or Servicer obtains actual knowledge of the occurrence of each Termination Event and each Unmatured Termination Event, a written statement of the principal financial officer or principal accounting officer of Seller or

Servicer, as the case may be, setting forth details of such event and the action that Seller or Servicer, as the case may be, proposes to take with respect thereto;

         (f) Material Adverse Effect; Litigation. Each of Seller and Servicer will furnish to the Administrator, as soon as possible and, in any event within ten (10) Business Days after Seller's or Feed's actual knowledge thereof, written notice of (i) the occurrence of any event or condition which could reasonably be expected to have a Material Adverse Effect, (ii) without limiting the foregoing clause (i), any litigation, investigation or proceeding which may exist at any time which could be reasonably expected to have a Material Adverse Effect and (iii) any material adverse development in previously disclosed litigation;

         (g) Change in Credit and Collection Policies. Each of Seller and Servicer will furnish to the Administrator, prior to its effective date, written notice of any material change in any Credit and Collection Policy which changes shall be reasonably acceptable to the Administrator;

         (h) Change in Name. Seller and Servicer will furnish to the Administrator, at least thirty (30) days prior to any change in the Seller's or Servicer's name, location or any other change requiring, or that might require, the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof; and

         (i) Chase Credit Documents; Other Information. (A) To the extent not delivered to the Administrator pursuant to any other provision of this Agreement or of the Purchase and Sale Agreement, Seller will, at all times during which LOL is acting as an Originator or in any other capacity hereunder or under any Transaction Document, request pursuant to Section 6.1(i)(v) of the Purchase and Sale Agreement and deliver to the Administrator copies of all financial information and reports delivered to the agent or the lenders under the Chase Credit Documents by or on behalf of LOL pursuant to any such Chase Credit Document.

         (B) Each of Seller and Servicer will, at all times until the Final Payout Date, furnish to the Administrator such other information with respect to the Receivables or the condition or operations, financial or otherwise, of the Servicer or Seller or any Originator as the Administrator may from time to time reasonably request.

         SECTION 7.3. NEGATIVE COVENANTS. From the date hereof until the Final Payout Date:

         (a) Sales, Liens, Etc. Seller will not, except as otherwise provided herein or in the Purchase and Sale Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (except for statutory Liens on all Bank Equity Interests that Seller may now own or hereafter acquire or be allocated in CoBank) upon or with respect to, any Pool Asset or any interest therein. For the avoidance of doubt, Feed shall be permitted to pledge its membership interests in Seller to secure Feed's obligations in respect of the Chase Credit Documents.

         (b) Extension or Amendment of Receivables. Neither Servicer nor Seller will, except as otherwise expressly permitted in Section 8.2(c), extend, amend, defer or otherwise modify, or permit Servicer to extend, amend or otherwise modify, the terms of any Pool Receivable; or amend, modify or waive, or permit Servicer to amend, modify or waive, any term or condition of any Contract related to a Pool Receivable.

         (c) Change in Business or Credit and Collection Policies. Neither Servicer, Seller nor Feed will make any change in the character of its business or in any Credit and Collection Policy, which change could materially impair the collectibility of any Pool Receivable or otherwise materially adversely affect the interests or remedies of the Administrator or the Purchasers under this Agreement or any other Transaction Document.

         (d) Change in Payment Instructions to Obligors. Neither Servicer nor Seller will add or terminate any bank as a Lockbox Bank or a lockbox bank or any Lockbox Account or lockbox account from those referenced on Schedule 6.1(n) or make any change, or permit any Lockbox Bank or lockbox bank to make any change, in its instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lockbox, Lockbox Bank, lockbox or lockbox bank, unless the Administrator shall have received notice of such addition, termination or change and duly executed copies of Lockbox Agreements with each new Lockbox Bank or with respect to each new Lockbox or Lockbox Account, as the case may be, or given its prior written consent, not to be unreasonably withheld, to such addition, termination or change.

         (e) Mergers, Acquisitions, Sales, etc. Without the prior written consent of the Administrator and the Required Purchasers, neither the Seller nor the Servicer will enter into any merger or consolidation with or acquire all or substantially all of the capital stock or assets of any Person (whether in one transaction or in a series of transactions), except that: (i) any Person (other than the Seller or any Originator) may merge with and into the Servicer provided that the Servicer is the surviving entity; or (ii) the Servicer may merge with or acquire all of the capital stock of or all or substantially all of the assets of any other Person provided that the Servicer is the surviving entity, provided that, in each such case, prior to and immediately after giving effect thereto, no Termination Event or Unmatured Termination Event shall exist.

         (f) Deposits to Special Accounts. Neither Servicer nor Seller will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lockbox or Lockbox Account cash or cash proceeds (including, without limitation, proceeds of any Reconveyed Receivable or other receivable of Seller, any Originator or any other Person) other than Collections of Pool Receivables.

         (g) Other Businesses. Seller will not (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) incur any indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to this Agreement or the Purchase and Sale Agreement (including the SPV Purchaser Notes issued pursuant thereto); or (iii) form any new Subsidiary or make any investments in any other Person (except for investments in CoBank to the extent required by Section 7.1(k)).

         (h) Certificate of Formation; Purchase and Sale Agreement. Seller will not amend, modify, terminate, revoke or waive any provision of its certificate of formation, limited liability company agreement, any SPV Purchaser Note (as defined in the Purchase and Sale Agreement) or the Purchase and Sale Agreement.

         (i) Restricted Payments. Seller will not declare or make any dividend or other distributions to any of its shareholders, redeem or purchase any of its capital stock or make any loan or other payments to any of its shareholders (other than (1) payments of the purchase price of Receivables and payments under the SPV Purchaser Notes, each as set forth in the Purchase and Sale Agreement,
(2) the turn-over of Collections of Reconveyed Receivables to Servicer as set forth in the Purchase and Sale Agreement, (3) payment of the Servicer's Fee so long as Feed is the Servicer and (4) payment of reasonable management fees and reimbursement of reasonable expenses of Servicer incurred in connection with managing Seller, so long as such fees and expenses are in an amount not in excess of those that would be paid in a similar arms'-length transaction) unless, in each case, no Termination Event or Unmatured Termination Event has occurred and is continuing or would result therefrom.

         (j) Change of Name or Location. Seller will not change its name or the location of its principal place of business or chief executive office or its organizational structure, unless Seller has given the Administrator at least thirty (30) days' prior notice thereof, and has taken all steps necessary or advisable under the UCC to continue the perfection and priority of the Administrator's and each Purchaser's interest in the Pool Assets.


         SECTION 7.4. SEPARATE EXISTENCE. Each of Seller and Servicer hereby acknowledges and agrees that the Purchasers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Seller's identity as a legal entity separate from Feed and the other Originators. Therefore, from and after the date hereof, each of Seller and Servicer shall take all steps specifically required by this Agreement or reasonably required by the Required Purchasers or the Administrator to continue Seller's identity as a separate legal entity and to make it apparent to third Persons that Seller is an entity with assets and liabilities distinct from those of Feed and the other Originators and any other Person, and is not a division of any Feed, any other Originator or any other Person. Without in any way limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, Seller and Servicer shall take such actions as shall be required in order that:

                  (a) Seller will be a limited purpose limited liability company whose primary activities are restricted in its certificate of formation to purchasing or otherwise acquiring from Originators, owning, holding, granting security interests, or selling interests, in Pool Assets, entering into agreements for the selling and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities. Seller shall observe all company procedures required by it certificate of organization, its limited liability company agreement and the limited liability law of the State of Delaware. All distributions of Seller will be paid and declared in accordance with the law of the State of Delaware;

                  (b) Seller shall not engage in any business or activity, or incur any indebtedness or liability other than as expressly permitted by the Transaction Documents;

                  (c) The business and affairs of Seller are and will be managed by or under the direction of Seller's Board of Managers. Seller at all times will ensure that the Board of Managers duly authorizes all company actions requiring authorization by its Board of Managers. When necessary, Seller will obtain proper authorization from Feed as its sole member for company action. The officers and managers of Seller shall make decisions with respect to the business and daily operations of Seller independent of and not dictated by Feed or any other Originator. In addition, Seller shall ensure that its officers and managers will adhere to all statutes, rules, by-laws or other obligations regarding conflicts of interest and participation in decision-making by officers and managers who may have a conflict of interest with respect to the subject matter of the decision;

                  (d) Not fewer than one (1) member of Seller's Board of Managers shall be an Independent Manager. The certificate of formation of Seller shall provide that (i) Seller's Board of Managers shall not approve, nor take any other action to cause the filing of, a voluntary bankruptcy petition or a merger or dissolution with respect to Seller unless the Independent Manager shall approve the taking of such action in writing prior to the taking of such action and (ii) such provision cannot be amended without the prior written consent of the Independent Manager;

                  (e) The Independent Manager shall not at any time serve as a trustee in bankruptcy for Seller, Feed, any other Originator or any other Affiliate thereof;

                  (f) Any employee, consultant or agent of Seller will be compensated from Seller's funds for services provided to Seller. Seller will not engage any agents other than its attorneys, auditors and other professionals, and a Servicer as contemplated by this Agreement for the Receivables Pool, which Servicer will be fully compensated for its services by payment of the Servicer's Fee and a manager, which manager will be fully compensated from Seller's funds;

                  (g) Seller will not incur any material indirect or overhead expenses for items shared with Feed (or any other Originator or Affiliate thereof) which are not reflected in the Servicer's Fee. To the extent, if any, that Seller (or any other Affiliate thereof) shares items of expenses not reflected in the Servicer's Fee or the manager's fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Feed shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other fees;

                  (h) Seller will pay fair market rent for any office space shared with any Originator and a fair share of any overhead costs. Seller's operating expenses will not be paid by Feed, any other Originator or any Affiliate thereof. Seller shall pay from its own separate assets all material liabilities incurred by it, including the wages and salaries of its officers and all material administrative expenses. Seller will reimburse the applicable Originator for its allocable portions of any shared expenses;

                  (i) Seller will have its own stationery and an address and telephone number separate and distinct from the address and telephone number of any of the Originators. Seller will continue to conduct its business solely in its own name so as not to mislead others as to the identity of Seller. All oral and written communications, including without limitation letters, invoices, purchase orders, contracts, statements and applications, shall be made solely in the name of Seller if related to Seller, or an Originator if related to such Originator, and shall not be made in the name of Seller if related to an Originator or the name of an Originator if related to Seller;

                  (j) Seller maintains and will maintain separate corporate records, documents and books of accounting from those of Feed, any other Originator or any other entity, and keeps and will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its members and the Board of Managers;

                  (k) Seller will maintain separate financial statements from the Originators. All financial statements of LOL, Feed or any Affiliate thereof that are Consolidated to include Seller will contain appropriate footnotes or will otherwise disclose that (A) the Receivables and Related Rights have been sold (or contributed) to Seller pursuant to the Purchase and Sale Agreement, and
(B) Seller is a separate entity with creditors who have received security interests in Seller's assets;

                  (l) Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of Feed, any other Originator or any other Affiliate thereof;

                  (m) Seller will strictly observe corporate formalities in its dealings with Feed, the other Originators or any Affiliates thereof, and funds or other assets of Seller will not be commingled with those of Feed, any other Originator or any Affiliate thereof. Seller shall not maintain joint bank accounts or other depository accounts to which Feed, any other Originator or any Affiliate thereof (other than Feed in its capacity as Servicer) has independent access;

                  (n) Seller will maintain arms'-length relationships with Feed, each other Originator and any Affiliate thereof. Any Person that renders or otherwise furnishes services to Seller will be compensated by Seller at market rates for such services it renders or otherwise furnishes to Seller. Neither Seller nor Feed will guaranty, assume any obligations of or will hold itself out to be responsible for the debts of or the decisions or actions respecting the daily business and affairs of (i) in the case of Seller, Feed or any other Originator and (ii) in the case of Feed, Seller. Seller and Feed will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity; and

                  (o) Seller (i) will act solely in its own name and through its duly authorized officers or agents in the conduct of its businesses, (ii) will take no action which may mislead third parties as to the separate corporate identities and separate assets and liabilities of each Originator and Seller, and (iii) will have and utilize its own invoices and letterhead separate from any Originator.

         Without limiting the foregoing, Feed and Seller agree to take all actions necessary to ensure that the corporate separateness assumptions, statements and representations set forth in Exhibit 7.4 attached hereto are and shall at all times remain true and correct.

                   ARTICLE VIII. ADMINISTRATION AND COLLECTION

         SECTION 8.1. DESIGNATION OF SERVICER AND SUB-SERVICERS.

         (a) Feed as Initial Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Servicer hereunder (the term "Servicer", as used herein, shall include any such successor Servicer) from time to time in accordance with this Section 8.1. Until the Administrator gives to Feed a Successor Notice, Feed is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof. By execution hereof, the Servicer hereby designates each of Collection Corp and Purina Mills, LLC, and each of Collection Corp and Purina Mills, LLC, hereby accepts its designation as, a Sub-Servicer.

         (b) Successor Notice; Servicer Transfer Events. Upon Feed's receipt of notice from the Administrator of the Administrator's designation of a new Servicer (a "Successor Notice"), Feed agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator reasonably believes will facilitate the transition of the performance of such activities to the new Servicer, and the new Servicer shall assume each and all of Feed's obligations to service and administer such Pool Receivables, on the terms and subject to the conditions herein set forth, and Feed and each of the Sub-Servicers shall use its best efforts to assist the new Servicer in assuming such obligations. The Administrator agrees not to give Feed a Successor Notice until after the occurrence and during the continuance of a Servicer Default or a Termination Event (any such Servicer Default or Termination Event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Administrator's discretion. Any successor Servicer designated by the Administrator pursuant to this Section 8.1 must be either: (1) CoBank or an Affiliate; (2) a recognized commercial entity that regularly engages in the business of accounts receivable collections and servicing on a fee basis or (3) so long as Feed does not object for substantial substantive commercial reasons, any other Person named by CoBank.

         (c) Resignation. Feed acknowledges that the Administrator and the Purchasers have relied on the Feed's agreement to act as Servicer hereunder in making their decision to execute and deliver this Agreement. Accordingly, Feed agrees that it will not voluntarily resign as Servicer.

         (d) Subcontracts. Servicer may, with the prior consent of the Administrator, subcontract with any Person for servicing, administering or collecting the Pool Receivables (each, a "Sub-Servicer"); provided that (i) such Sub-Servicer shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof; (ii) Servicer shall remain primarily liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof, (iii) Seller, the Administrator and the Purchasers shall have the right to look solely to the Servicer for performance, (iv) any such subcontract may be terminated at the option of the Administrator upon the occurrence of a Servicer Transfer Event, but in any event shall be terminated automatically and without necessity of additional notice in the event the Administrator shall give to Feed a Successor Notice, and (v) Servicer shall, and by its execution hereof does, unconditionally guaranty the payment and performance of any and all obligations and liabilities of the Sub-Servicers (or any Sub-Servicer) and any other Person designated by the Servicer under this Section 8.1(d) for servicing, administering or collecting the Pool Receivables.

         (e) Servicing Programs. In the event that Servicer uses any software program in servicing the Pool Receivables that it licenses from a third party, Servicer shall use its reasonable efforts to obtain whatever licenses or approvals are necessary to allow the Administrator or the new Servicer to use such program.

         SECTION 8.2. DUTIES OF SERVICER.

         (a) Appointment; Duties in General. Each of Seller, the Purchasers and the Administrator hereby appoints Servicer as its agent, as from time to time designated pursuant to Section 8.1, to enforce its rights and interests in and under the Pool Assets. Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with Applicable Law, with reasonable care and diligence and in accordance with each applicable Credit and Collection Policy.

         (b) Allocation of Collections; Segregation. Servicer shall set aside (or, if applicable, otherwise provide for its availability on the next Settlement Date) for the account of Seller and the Purchasers their respective Pro Rata Shares of the Collections of Pool Receivables in accordance with
Section 1.3. Servicer shall segregate and deposit in immediately available funds into the Administrator's Account, the Purchasers' Share of Collections (to the extent required to be deposited therein pursuant to Section 1.3), not later than the second (2nd) Business Day following receipt by Servicer of such Collections.

         (c) Modification of Receivables. So long as no Termination Event or Unmatured Termination Event shall have occurred and be continuing, Servicer may
(i) in accordance with any applicable Credit and Collection Policy or with the Administrator's prior written consent, extend the time for payment of any Defaulted Receivable (but in no event to a date later than sixty (60) days from the date of the original invoice; provided that the aggregate Unpaid Balance of all Pool Receivables that have been extended during any Settlement Period, shall not exceed two percent (2%) of the aggregate Unpaid Balance of all Pool Receivables as at the Cut-

Off Date for such Settlement Period and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.2(a).

         (d) Documents and Records. Seller shall deliver to Servicer, and Servicer shall hold in trust for Seller and the Purchasers in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

         (e) Servicer Reports; Certain Duties to Seller. Servicer shall prepare and timely deliver to the Administrator the Servicer Reports and the Weekly Reports in accordance with Sections 3.1(a) and 7.2(a), respectively. In addition, Servicer shall, as soon as practicable following receipt, turn over to Seller the collections of any receivable which is not a Pool Receivable. Seller hereby directs Servicer to pay any collections of any Reconveyed Receivable directly to the related Originator to be applied pursuant to the Purchase and Sale Agreement. Servicer shall, as soon as practicable upon demand, deliver to Seller copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

         (f) Termination. Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

         (g) Power of Attorney. Seller hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by the Purchasers (whether or not from Seller) in connection with any Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security; provided, however, that no such direction may be given unless either (i) a Termination Event has occurred or (ii) the Administrator believes is good faith that failure to commence, settle, or effect such legal action, foreclosure or repossession, could adversely affect Receivables constituting a material portion of the Pool Receivables.

         (h) Servicer Default. The occurrence of either of the following shall constitute a "Servicer Default":

         (i) At any time while Feed is acting as Servicer hereunder, LOL shall fail to comply with any of the financial covenants in the Chase Credit Documents on or as of any date on or as of which such compliance is required under the applicable Chase Credit Document(s), in each case as in effect on the Initial Purchase Date; or

         (ii) An event of default shall occur under and continue to exist beyond any grace or cure period applicable thereto under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money in excess of $10,000,000 (then outstanding) of, or guaranteed by, LOL or any Subsidiary, which event of default is either a payment default or has resulted in acceleration of the maturity of such indebtedness; or any default under any agreement or instrument relating to the purchase of receivables at any one time outstanding in excess of $10,000,000 of LOL or any Subsidiary thereof (other than this Agreement), if the effect of such default is to terminate, or permit the termination of, the commitment of any party to such agreement or instrument to purchase receivables or the right of LOL or such Subsidiary to reinvest in receivables the principal amount paid by any party to such agreement or instrument for an interest in receivables; or if Servicer (or any Sub-Servicer) shall fail to make any payment in respect of any Indebtedness of Servicer (or any Sub-Servicer), as the case may be, having a principal amount in excess of $10,000,000 as of the date of such failure, and such failure to make such payment shall continue for more than the grace period, if any, applicable thereto or otherwise shall entitle the holder of such Indebtedness to accelerate the Servicer's (or Sub-Servicer's) obligations thereunder; or

         (iii) An event or circumstance which would give rise to a Termination Event (as opposed to an Unmatured Termination Event) shall have occurred and be continuing, regardless of whether a Termination Event is declared.

         SECTION 8.3. RIGHTS OF ADMINISTRATOR.

         (a) Notice to Obligors. At any time after the occurrence and during the continuance of a Termination Event or a LOL Downgrade, the Administrator may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Receivable Interest by the Administrator, for the benefit of the Purchasers.

         (b) Notice to Lockbox Banks. At any time following the earlier to occur of (i) the occurrence and continuance of a Termination Event, and (ii) the commencement of the Termination Period, the Administrator is hereby authorized to give notice to the Lockbox Banks, as provided in the Lockbox Agreements, of the transfer to the Administrator of dominion and control over the Lockboxes and Lockbox Accounts. Seller hereby transfers to the Administrator the exclusive dominion and control over such Lockboxes and Lockbox Accounts, and shall take any further action that the Administrator may reasonably request to effect such transfer. Any proceeds of Pool Receivables received by the Seller, Servicer or any Sub-Servicer thereafter shall be sent immediately to the Administrator.

         (c) Rights on Servicer Transfer Event. At any time following the designation of a Servicer other than Feed or another Originator pursuant to
Section 8.1 or during the occurrence and continuance of a LOL Downgrade:

         (i) The Administrator may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Administrator or its designee;

         (ii) Pursuant to Section 8.2(d)(ii) of the Purchase and Sale Agreement, the Administrator may instruct the Originators to give notice of such ownership to each said Obligor and direct that payments be made directly to the Administrator or its designee;

         (iii) Feed and Seller shall, at the Administrator's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs (subject to licensing restrictions), tapes and disks which evidence the Pool Receivables and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables and make the same available to the Administrator at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator; and

         (iv) Seller and each of the Purchasers hereby authorizes the Administrator, and grants to the Administrator an irrevocable power of attorney, to take any and all steps in Seller's name and on behalf of Seller and the Purchasers which are necessary or desirable, in the reasonable determination of the Administrator, to collect all amounts due under any and all Pool Receivables including, without limitation, endorsing Seller's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.


         SECTION 8.4. RESPONSIBILITIES OF SELLER. Anything herein to the contrary notwithstanding:

         (a) Contracts. Seller shall perform, or cause an Originator to perform under the Purchase and Sale Agreement, all of its obligations under the Contracts related to the Pool Receivables and under the other agreements related thereto to the same extent as if the Receivable Interest had not been sold hereunder, and the exercise by the Administrator or its designee of its rights hereunder shall not relieve Seller from such obligations.

         (b) Limitation of Liability. Neither the Administrator nor any of the Purchasers shall have any obligation or liability with respect to any Pool Receivables, the related Contracts or any other related agreements, nor shall any of them be obligated to perform any of the obligations of Seller or any Originator thereunder.

         SECTION 8.5. FURTHER ACTION EVIDENCING PURCHASES AND REINVESTMENTS.

         (a) Further Assurances. The Seller shall, at its expense, take all action necessary or desirable to establish and maintain, free and clear of any Lien, a valid and enforceable first-priority perfected undivided percentage ownership interest, to the extent of the Receivable Interest, in the Pool Assets in favor of the Administrator, for the benefit of the Purchasers. Without limiting the generality of the foregoing, Seller will, upon the request of the Administrator or its designee, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to evidence or perfect the interest described in the previous sentence.

         (b) Data Processing Records. Each of Feed and Seller will mark its master data processing records evidencing the Pool Receivables with a legend, acceptable to the Administrator, evidencing that the Receivable Interest has been sold in accordance with this Agreement.

         (c) Additional Financing Statements; Performance by Administrator. Seller hereby authorizes the Administrator or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any portion of the Receivable Interest now existing or hereafter arising in the name of Seller. If Seller or Feed fails to perform any of its agreements or obligations under this Agreement, the Administrator or its designee may (but shall not be required to), after notice to Seller or Feed and a reasonable opportunity for Seller or Feed to perform (unless immediate action is reasonably required to protect the interests of the Administrator or the Purchasers), itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrator or its designee incurred in connection therewith shall be payable by Seller or Feed as the case may be.

         (d) Continuation Statements; Opinion. Without limiting the generality of subsection (c), Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of each financing statement referred to in Section 5.1(d) (or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder), unless the Final Payout Date shall have occurred: (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and (ii) deliver or cause to be delivered to the Administrator an opinion of the counsel for Seller, in form and substance reasonably satisfactory to the Administrator, confirming and updating the opinion delivered pursuant to Section 5.1(g) with respect to perfection and otherwise to an enforceable and perfected ownership or security interest, subject to no other liens of record except as provided herein or otherwise permitted hereunder.

         SECTION 8.6. APPLICATION OF COLLECTIONS. Any payment by an Obligor in respect of any indebtedness owed by it to Seller shall, except as otherwise specified by such Obligor, required by the underlying Contract or law or unless the Administrator instructs otherwise, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivable and, second, to any other indebtedness of such Obligor.

                          ARTICLE IX. SECURITY INTEREST

         SECTION 9.1. GRANT OF SECURITY INTEREST. To secure all obligations of Seller owing to the Secured Parties arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections of Pool Receivables received or deemed to be received and fees due under the Transaction Documents, Seller hereby assigns and grants to Administrator, for the benefit of the Secured Parties, a security interest in all of Seller's right, title and interest (including specifically, but without limitation, any undivided interest retained by Seller hereunder) now or hereafter existing in, to and under all the Pool Assets. In connection with the foregoing, Seller hereby acknowledges and agrees that Administrator shall be entitled at any time to enforce the Seller's rights under the Purchase and Sale Agreement.

         SECTION 9.2. FURTHER ASSURANCES. The provisions of Section 8.5 shall apply to the security interest granted under Section 9.1 as well as to the Purchases, Reinvestments and the Receivable Interest hereunder.

         SECTION 9.3. REMEDIES. Upon the occurrence and during the continuance of a Termination Event, the Administrator and the Purchasers shall have, with respect to the collateral granted pursuant to Section 9.1, and in addition to all other rights and remedies available to the Purchasers or the Administrator under this Agreement, each of the other Transaction Documents or other Applicable Law, all the rights and remedies of a secured party upon default under the UCC.

                          ARTICLE X. TERMINATION EVENTS

         SECTION 10.1. TERMINATION EVENTS. The following events shall be "Termination Events" hereunder:

         (a) (i) Servicer (if Feed or any Affiliate is the Servicer) or any Sub-Servicer shall fail to perform or observe any material term, covenant or agreement that is an obligation of Servicer hereunder (other than as referred to in clause (ii) next following) and such failure shall remain unremedied for more than seven (7) Business Days, or (ii) Seller or Servicer (if Feed or its Affiliate is Servicer) shall fail to make any payment of Capital or Yield within two (2) Business Days, or, in the case of any other payment or deposit required to be made by it hereunder, within five (5) Business Days, of when first due and payable hereunder; or

         (b) Any representation or warranty made or deemed to be made by Seller, Feed, individually or in its capacity as Servicer, or any other Originator, under or in connection with this Agreement, any other Transaction Document, or any Servicer Report, Weekly Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made and, but only to the extent such breached representation or warranty is susceptible to cure, shall remain uncured for ten (10) Business Days; or

         (c) Seller, Feed (other than in its capacity as Servicer) or any other Originator shall fail to perform or observe any other term, covenant or agreement contained in (i) this Agreement; (ii) any other Transaction Document or (iii) any other material agreement with, or other undertaking in favor of, CoBank or any of the Purchasers, to be performed or observed on the part of Seller, Feed or such Originator (as the case may be) and any such failure shall remain unremedied for fifteen (15) Business Days after written notice thereof shall have been given by the Administrator, CoBank or such Purchaser, as the case may be, to the applicable non-performing party; or

         (d) There shall occur a Servicer Default; or

         (e) This Agreement or any Purchase or any Reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Receivable Interest shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Receivable Interest, in each Pool Asset, free and clear of any other Lien or (ii) cease to create with respect to the items described in
Section 9.1, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such items shall cease to be, a valid and enforceable first-priority perfected security interest, free and clear of any other Lien; or

         (f) An Event of Bankruptcy shall have occurred and remain continuing with respect to Seller, Feed, or any other Originator; or

         (g) The 12-month rolling average Sales Based Dilution Ratio for any Cut-Off Date exceeds twelve percent (12%); or

         (h) The 12-month rolling average Sales Based Default Ratio for any Cut-Off Date (i) prior to June 30, 2002, exceeds eight percent (8%), (ii) on or after June 30, 2002 but prior to December 31, 2002, exceeds seven percent (7%) or (iii) on or after December 31, 2002, exceeds six percent (6%); or

         (i) On any Settlement Date or any Purchase Date, after giving effect to the payments or distributions made (or, in the case of any Payment Date, after giving pro forma effect to such payments or distributions to be made as of the next succeeding Settlement Date, as specified in Section 3.1(c)) under Section 3.1(c), the Receivable Interest exceeds the Allocation Limit; or

         (j) The 12-month rolling average Sales Based Delinquency Ratio for any Cut-Off Date is greater than six percent (6%); or

         (k) There shall remain in force, undischarged, unsatisfied and unstayed, for more than five (5) Business Days with respect to the Seller or thirty (30) days with respect to Feed or any other Originator, as applicable, whether or not consecutive, any final judgment against the Seller, Feed or any other Originator, or any of their respective properties or assets, that, individually or taken together with all other final judgments so undischarged, unsatisfied and unstayed against any such Person or Persons or any of their respective assets or properties has caused, or has a reasonable possibility of causing, a Material Adverse Effect; or

         (l) (a) LOL shall cease to own at least eighty percent (80%) of the equity interests in Feed, (b) Feed shall cease to own at least eighty percent (80%) of the equity interests in Purina, (c) Feed shall cease to own one hundred percent (100%) of the equity interests in Seller, or (d) LOL is subject to a Change in Control; or

         (m) The Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Seller or Feed and such Lien shall not have been stayed or bonded in a manner satisfactory in the sole discretion of the Administrator, or released within ten
(10) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a Lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of Seller or Feed and such Lien shall not have been released within five (5) Business Days; or

         (n) There shall exist any other event or occurrence that has caused, or could reasonably be anticipated to cause, a Material Adverse Effect; or

         (o) Seller's net worth is less than $1,000,000 at any time; or

         (p) Either of the Credit Agreements described in the definition of "Chase Credit Documents," or any replacement credit facility acceptable to the

Administrator shall have been terminated or shall otherwise cease to be in full force and effect; or

         (q) Any Originator elects at any time not to sell or contribute Receivables to Seller in accordance with Section 1.2(b) of the Purchase and Sale Agreement.

         SECTION 10.2. REMEDIES.

         (a) Optional Liquidation. Upon the occurrence of a Termination Event (other than a Termination Event described in subsection (f) of Section 10.1), the Administrator shall, at the request, or may with the consent, of the Required Purchasers, by notice to Seller, declare the Purchase Termination Date to have occurred and the Termination Period to have commenced.

         (b) Automatic Liquidation. Upon the occurrence of a Termination Event described in subsection (f) of Section 10.1, the Purchase Termination Date shall occur and the Termination Period shall commence automatically.

         (c) Additional Remedies. Upon any Purchase Termination Date occurring pursuant to this Section 10.2, no Purchases or Reinvestments thereafter will be made, and the Administrator and each of the Purchasers shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Law, which rights shall be cumulative.

                          ARTICLE XI. THE ADMINISTRATOR

         SECTION 11.1. AUTHORIZATION.

         (a) The Administrator is authorized to take such action on behalf of each of the Purchasers and to exercise all such powers as are hereunder and under any of the other Transaction Documents and any related documents delegated to the Administrator, together with such powers as are reasonably incident thereto; provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrator. In addition to the foregoing, the Administrator is hereby expressly authorized and directed by each of the Purchasers to enter into the Intercreditor Agreement for and on behalf of such Purchaser.

         (b) The relationship between the Administrator and each of the Purchasers is that of an independent contractor. The use of the term "Administrator" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrator and each of the Purchasers. Nothing contained in this Agreement nor the other

Transaction Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrator and any of the Purchasers.

         (c) As an independent contractor empowered by the Purchasers to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Transaction Documents, the Administrator is nevertheless a "representative" of the Purchasers, as that term is defined in
Article 1 of the UCC, for purposes of actions for the benefit of the Purchasers and the Administrator with respect to all collateral security and other matters contemplated by the Transaction Documents that are or may be governed by or subject to the UCC. Such actions include the designation of the Administrator as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests intended to secure the payment or performance of any of the obligations arising under the Transaction Documents, all for the benefit of the Purchasers and the Administrator.

         (d) The Administrator may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Transaction Documents. The Administrator may utilize the services of such Persons as the Administrator in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Seller as contemplated by Section 14.5 hereof.

         SECTION 11.2. ADMINISTRATOR'S RELIANCE, ETC. The Administrator and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting of Pool Receivables as Servicer pursuant to Section 8.1), except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrator: (a) may consult with legal counsel (including counsel for Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Purchasers or any other holder of any interest in Pool Receivables and shall not be responsible to the Purchasers or any such other holder for any statements, warranties or representations made in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Seller, Feed, or any other Originator or to inspect the property (including the books and records) of Seller, Feed, or any other Originator; (d) shall not be responsible to the Purchasers or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction

Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 11.3. COBANK AND AFFILIATES. Each of Seller and Feed hereby acknowledges and agrees that CoBank and any of its Affiliates may generally engage in any kind of business with Seller, Feed, any other Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Seller, Feed, any Originator or any Obligor or any of their respective Affiliates, all as if CoBank were not the Administrator, and without any duty to account therefor to the Purchasers or any other holder of an interest in Pool Receivables.

     ARTICLE XII. ASSIGNMENT OF AND PARTICIPATIONS IN PURCHASERS' INTERESTS

         SECTION 12.1. RESTRICTIONS ON ASSIGNMENTS; IMPACT ON PATRONAGE.

         (a) (i) Neither Seller nor Feed, may assign its rights, or delegate its duties, hereunder or any interest herein without the prior written consent of the Administrator. No Purchaser may assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Receivable Interest (or any portion thereof) to any Person without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed; provided, however, that upon written notice to Seller, the Servicer and the Administrator, any Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Receivable Interest, to (A) any other Purchaser or any Affiliate thereof, or (B) to any "bankruptcy remote," special purpose entity the business of which is administered by any other Purchaser or any Affiliate thereof, so long as such entity has the ability to fund the Receivable Interest. If any Purchaser notifies Seller and Feed that it has decided to assign its rights and delegate its duties hereunder, in compliance with the foregoing provisions of this subsection (a)(i), Seller and Feed hereby agree to enter into such amendments hereto and to the other Transaction Documents as the Administrator may reasonably request to reflect such assignment and delegation.

         (ii) With respect to any patronage payments, each of Seller and the Servicer acknowledges and agrees that:

                  (A) only that portion of the Capital represented by CoBank's individual Pro Rata Share that is retained by CoBank for its own account is entitled to patronage distributions in accordance with CoBank's bylaws and its practices and procedures related to patronage distributions; and

                  (B) any patronage, or similar, payments to which Seller or the Servicer is entitled on account of its ownership of Bank Equity Interests or otherwise will not be based on any portion of CoBank's interest in the Capital in which CoBank has at any time granted a participation interest.

         (b) Seller agrees to advise the Administrator, within ten (10) Business Days after written notice to Seller, of any proposed assignment by any Purchaser of the Receivable Interest (or any portion thereof) not otherwise permitted under Section 12.1(a) of Seller's consent or withholding of such assignment and, if Seller does not consent, the reasons therefor. If Seller does not respond in such time period, Seller shall be deemed to have consented to such assignment. All of the aforementioned assignments shall be upon such terms and conditions as such Purchaser and the relevant assignee may mutually agree.


         SECTION 12.2. RIGHTS OF ASSIGNEE. Upon the assignment by any Purchaser in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of a Purchaser with respect to the Transaction Documents and the Receivable Interest (or such portion thereof as has been assigned).

         SECTION 12.3. PARTICIPATIONS. Each Purchaser may sell participations to one or more Persons in all or a portion of such Purchaser's rights and obligations under this Agreement and the other Transaction Documents; provided that any such sale or participation shall not affect the rights and duties of the selling Purchaser hereunder.

                          ARTICLE XIII. INDEMNIFICATION

         SECTION 13.1. INDEMNITIES.

         (a) General Indemnity by Seller. Without limiting any other rights that any such Person may have hereunder or under Applicable Law, Seller hereby agrees to indemnify the Administrator, each of the Purchasers, each of their respective Affiliates, and all successors, permitted transferees, participants and permitted assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), within thirty (30) days after demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Receivable Interest or in respect of any Receivable or any Contract, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or (ii) Indemnified Amounts that have the effect of recourse for non-payment of the Pool Receivables due to credit problems of the Obligors; provided that Seller shall be liable to each Indemnified Party for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement. Without limiting the foregoing, Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

         (xi) the transfer by Seller of any interest in any Pool Receivable other than the transfer of an Receivable Interest to the Administrator, for the benefit of the Purchasers, pursuant to this Agreement and the grant of a security interest to the Administrator pursuant to Section 9.1;

         (xii) any representation or warranty made by Seller under or in connection with any Transaction Document, any Servicer Report, any Weekly Report or any other information or report delivered by or on behalf of Seller pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made;

         (xiii) the failure by Seller to comply with any Applicable Law, or the nonconformity of any Pool Receivable or the related Contract with any Applicable Law;

         (xiv) the failure to vest and maintain vested in the Administrator, for the benefit of the Purchasers, an undivided percentage ownership interest, to the extent of the Receivable Interest, in the Pool Assets, free and clear of any Lien, other than a Lien arising solely as a result of an act of any Purchaser or the Administrator, whether existing at the time of any Purchase or Reinvestment of such Receivable Interest or at any time thereafter;

         (xv) any failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pool Assets, whether at the time of any Purchase or Reinvestment or at any time thereafter;

         (xvi) any dispute, claim, offset or defense (other than discharge in bankruptcy or payment) of the Obligor to the payment of any Receivable included in the Net Pool Balance (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

         (xvii) any failure of Seller to perform its duties or obligations in accordance with this Agreement or any Transaction Document;

         (xviii) any products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

         (xix) any litigation, proceedings or investigation against Seller; or

         (xx) any tax or governmental fee or charge (but not including taxes upon or measured by net income or representing a franchise or unincorporated business tax of such Person), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of any Receivable Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

         (b) Indemnity by Servicer. Without limiting any other rights that any such Person may have hereunder or under Applicable Law, Servicer hereby agrees to indemnify each Indemnified Party, within thirty (30) days after demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to (i) any representation or warranty made by Servicer under or in connection with any Transaction Document, any Servicer Report, any Weekly Report or any other information or report delivered by or on behalf of Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by Servicer to comply with any Applicable Law, (iii) the failure of Servicer to perform its duties or obligations in accordance with this Agreement or any Transaction Document or (iv) the commingling by Servicer or any Sub-Servicer of any Collections with other funds.

         (c) After-Tax Basis. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party attributable to the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

         (d) Contribution. If for any reason the indemnification provided above in this Section 13.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller or Servicer, as the case may be, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller or Servicer, as the case may be, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                           ARTICLE XIV. MISCELLANEOUS

         SECTION 14.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) Seller, the Administrator, Feed and the Required Purchasers (with respect to an amendment) or (b) the Administrator and the Required Purchasers (with respect to a waiver or consent by them) or Seller and Feed (with respect to a waiver or consent by them), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no waiver of a Termination Event shall be effective unless in writing and signed by the Administrator and the Required Purchasers. Notwithstanding the foregoing or any other provision of this Agreement or any Transaction Document to the contrary, no amendment or waiver of any provision of this Agreement, nor any consent to any departure by any party therefrom, that would, or the effect of which would be to, (x) increase the Facility Limit or otherwise increase the amount of, or extend the duration of (other than as the result of any waiver duly made under this Agreement with respect to any Termination Event or other event or circumstance that would otherwise have given rise to the Purchase Termination Date), any Purchaser's commitment to make any Purchase hereunder; (y) decrease the Yield Rate or the amount of any Fees payable to any Purchaser under the Transaction Documents or (z) modify the definition of, or otherwise limit or alter the matters subject to approval by, the Required Purchasers, shall be effective unless consented to in writing by each Purchaser affected thereby.

         SECTION 14.2. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by overnight delivery by a nationally recognized overnight delivery service, by courier, or by facsimile (confirmed with a copy sent by overnight delivery), to the intended party at the address or facsimile number of such party set forth under its name on Schedule 14.2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier, when received, and (b) if transmitted by facsimile, one-half Business Day after being sent, receipt confirmed by telephone or electronic means.

         SECTION 14.3. NO WAIVER; REMEDIES. No failure on the part of the Administrator, any Affected Party, any Indemnified Party, any Purchaser or any other holder of the Receivable Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 14.4. BINDING EFFECT; SURVIVAL. This Agreement shall be binding upon and inure to the benefit of Seller, Feed, the Administrator, the Purchasers and their respective successors and permitted assigns, and the provisions of
Section 4.2 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and permitted assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 12.1.

         This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation or warranty made by Seller or pursuant to Article VI and the indemnification and payment provisions of Article XIII and Sections 4.2, 14.5, 14.6, 14.7, 14.8 and 14.15 shall be continuing and shall survive any termination of this Agreement.

         SECTION 14.5. COSTS, EXPENSES AND TAXES. In addition to its obligations under Article XIII, Seller or, to the extent applicable, Feed agrees to pay within ten (10) Business Days after demand;

         (a) all costs and expenses incurred (i) by the Administrator or any Purchaser, or their respective Affiliates, in connection with the negotiation, preparation, execution and delivery of, and (ii) by the Administrator, any Purchaser and their respective Affiliates, in connection with the enforcement after the occurrence of a Termination Event against Seller, Feed or the other Originators, as the case may be, of, or any actual or claimed breach by Seller, Feed or any Originator, as the case may be, of, this Agreement and the other Transaction Documents, including, without limitation (A) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (B) all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants incurred in connection with any review of Seller's, Feed's or any other Originator's, as the case may be, books and records either prior to the execution and delivery hereof or pursuant to Section 7.1(c) or otherwise); and

         (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 14.6.  NO PROCEEDINGS.

         (a) Seller, Servicer, each Sub-Servicer and CoBank (individually and as Administrator) each hereby agrees that it will not institute against any Purchaser, or join any other Person in instituting against Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Capital shall be outstanding or there shall not have elapsed one (1) year plus one (1) day since the last day on which any such Capital shall have been outstanding.

         (b)      This Section 14.6 shall survive termination of this Agreement.

         SECTION 14.7.  CONFIDENTIALITY OF PROGRAM INFORMATION.

         (a) Confidential Information. Each party hereto acknowledges that CoBank regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party severally agrees that:

         (i) it will not disclose without the prior consent of CoBank or as is required or authorized by the Transaction Documents (other than to the directors, employees, agents, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this Section 14.7),
         (A) any information regarding the pricing in, or copies of, this Agreement or any transaction contemplated hereby, (B) any information regarding the organization, business or operations of the Purchasers generally or the services performed by the Administrator for Purchaser, or (C) any information which is furnished by CoBank to such party and which is designated by CoBank to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information: (I) to any other party to this Agreement for the purposes contemplated hereby, (II) as may be required by any Governmental Authority having or claiming to have jurisdiction over such party, (III) in order to comply with Applicable Law, including, without limitation, by filing the Transaction Documents with the Securities and Exchange Commission (provided that none of Seller or Feed shall file the Fee Letter, or, if required by Applicable Law to file the Fee Letter, Seller or Feed, as the case may be, shall request confidential treatment therefor) or (IV) subject to subsection
         (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information;

         (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

         (iii) it will, upon demand, return (and cause each of its representatives to return) to CoBank, all documents or other written material (other than documents executed by such party) received from CoBank, as the case may be, in connection with (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

         (b) Availability of Confidential Information. This Section 14.7 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than CoBank or were known to such party on a nonconfidential basis prior to its disclosure by CoBank.

         (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will, to the extent that it may legally do so,

         (i) provide CoBank with prompt written notice so that CoBank may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.7; and

         (ii) unless CoBank waives compliance by such party with the provisions of this Section 14.7, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.7.

In the event that such protective order or other remedy is not obtained, or CoBank waives compliance with the provisions of this Section 14.7, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information.

         (d) Survival. This Section 14.7 shall survive termination of this Agreement.

         SECTION 14.8.  CONFIDENTIALITY OF ORIGINATOR INFORMATION.

         (a) Confidential Information. Each party hereto (including, without limitation, any successor Servicer) acknowledges that the Originators regard certain information to be proprietary, and each such party severally agrees that:

         (i) it will not disclose without the prior consent of Feed, or as is required or authorized by the Transaction Documents (other than to the directors, employees, agents, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Originator Information (as defined below) and of the terms of this Section 14.8), any information which is furnished by Feed, any other Originator or any of their respective Subsidiaries to such party and which is designated by the applicable Originator to such party in writing or otherwise as confidential or not otherwise available to the general public ("Originator Information"); provided, however, that such party may disclose (any such disclosure which identifies any Originator to include a reference to the confidentiality provisions hereof) any such Originator Information (A) to any other party to this Agreement for the purposes contemplated hereby or any Person that might become a party to the Agreement as contemplated by Article XII of this Agreement, (B) as may be required by any Governmental Authority having or claiming to have jurisdiction over such party, (C) in order to comply with any Applicable Law, (D) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information or Originator Information, and
         (E) to any Affected Party; and

         (ii) it will use the Originator Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and the Transaction Documents and making any necessary business judgments with respect thereto.

         (b) Availability of Confidential Information. This Section 14.8 shall be inoperative as to such portions of the Originator Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than the applicable Originator were known to such party on a nonconfidential basis prior to its disclosure by such Originator.

         (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Originator Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Originator Information, such party will, to the extent that it may legally do so,

         (i) provide Seller with prompt written notice so that it can notify such Originator and such Originator may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 14.8; and

         (ii) unless Seller waives compliance by such party with the provisions of this Section 14.8, make a timely objection to the request or confirmation to provide such Originator Information on the basis that such Originator Information is confidential and subject to the agreements contained in this Section 14.8.

In the event that such protective order or other remedy is not obtained, or Seller waives compliance with the provisions of this Section 14.8, such party will furnish only that portion of the Originator Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Originator Information.

         (d) Survival. This Section 14.8 shall survive termination of this Agreement.

         SECTION 14.9. CAPTIONS AND CROSS REFERENCES. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         SECTION 14.10. INTEGRATION. This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         SECTION 14.11. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF COLORADO (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT

THAT THE PERFECTION OF THE INTERESTS OF THE ADMINISTRATOR IN THE POOL ASSETS IS GOVERNED BY THE LAWS OF THE JURISDICTION OTHER THAN THE STATE OF COLORADO; AND, NOTWITHSTANDING THE FOREGOING, PROVIDED THAT ALL MATTERS CONCERNING THE RIGHTS OF THE ADMINISTRATOR AND THE PURCHASERS IN THE TRANSFERRED RECEIVABLES, AND MORE GENERALLY, THE ISSUE OF WHETHER THE TRANSFERS OF THE INTERSTS IN THE RECEIVABLES AND RELATED RIGHTS CONTEMPLATED IN THIS AGREEMENT CONSTITUTE TRUE SALES OR ABSOLUTE TRANSFERS, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA.

         SECTION 14.12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY TRIAL.


         SECTION 14.13. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. EACH OF FEED AND SELLER HEREBY ACKNOWLEDGES AND AGREES THAT:

         (a) IT HEREBY IRREVOCABLY (i) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY COLORADO OR UNITED STATES FEDERAL COURT SITTING IN COLORADO, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT;
(ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (iv) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 14.2; AND (v) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 14.13 SHALL AFFECT THE ADMINISTRATOR'S OR ANY PURCHASER'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER

MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF SELLER OR FEED OR ITS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

         (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         SECTION 14.14. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 14.15. NO RECOURSE AGAINST OTHER PARTIES. No recourse under any obligation, covenant or agreement of any Purchaser contained in this Agreement shall be had against any stockholder (solely in its capacity as stockholder), employee, officer, director, member or incorporator of such Purchaser, provided, however, that nothing in this Section 14.15 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for his/her or its gross negligence or willful misconduct.

                      [SIGNATURE PAGES FOLLOW ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    LOL FARMLAND FEED SPV, LLC,
                                    as Seller


                                    By: /s/ Daniel Knutson
                                       -----------------------------------------
                                    Name Printed: Daniel Knutson
                                                 -------------------------------
                                    Title: Chief Financial Officer
                                          --------------------------------------



                                    LAND O'LAKES FARMLAND FEED LLC, as initial
                                    Servicer


                                    By: /s/ Daniel Knutson
                                       -----------------------------------------
                                    Name Printed:  Daniel Knutson
                                                 -------------------------------
                                    Title: Chief Financial Officer
                                          --------------------------------------



                                    COBANK, ACB, as a Purchaser and as
                                        Administrator


                                    By: /s/ Casey Garten
                                       -----------------------------------------
                                    Name Printed: CASEY GARTEN
                                                 -------------------------------
                                    Title:  VICE PRESIDENT
                                          --------------------------------------

                                    CORPORATE CREDIT, LLC, as Sub-Servicer


                                    By:  /s/ John Rebane
                                       -----------------------------------------
                                    Name Printed:  John Rebane
                                                 -------------------------------
                                    Title:  Secretary
                                          --------------------------------------



                                    PURINA MILLS, LLC, as Sub-Servicer


                                    By: /s/ Daniel Knutson
                                       -----------------------------------------
                                    Name Printed: Daniel Knutson
                                                 -------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------------

                                   APPENDIX A

                                   DEFINITIONS


         This is Appendix A to the Receivables Purchase Agreement dated as of December 18, 2001 (the "Agreement"), among LOL Farmland Feed SPV, LLC, as Seller, Land O'Lakes Farmland Feed LLC, as initial Servicer, CoBank, ACB and the other Persons from time to time party thereto as Purchasers (the "Purchasers"), and CoBank, ACB, as Administrator (as amended, supplemented or otherwise modified from time to time, the "Agreement"). Unless otherwise indicated, all Section, Exhibit and Schedule references in this Appendix are to Sections of and Exhibits and Schedules to the Agreement.

         A. Defined Terms. As used in the Agreement, unless the context requires a different meaning, the following terms have the meanings indicated below:

         "Accounts" means all "accounts" as defined in the UCC.

         "Administrator" has the meaning set forth in the preamble.

         "Administrator's Account" has the meaning set forth in Section 3.3(a).

         "Administrator's Office" means the office of the Administrator at 5500 South Quebec Street, Greenwood Village, Colorado 80111, or such other address as shall be designated by the Administrator in writing to Seller and Purchasers.

         "Affected Party" means each of the Purchasers, any assignee or participant of any Purchaser, CoBank, any successor to CoBank as Administrator, and any sub-agent of the Administrator.

         "Affiliate" when used with respect to a Person means any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person, except, when used with respect to the Seller, Affiliate shall mean Feed, each of the other Originators and all Subsidiaries of Feed or any Originator.

         "Allocation Limit" has the meaning set forth in Section 1.1.

         "Alternate Base Rate" means, on any date, a fluctuating annual rate of interest equal to the greatest of (a) the prime rate announced by CoBank as its "prime rate" in effect on such day, (b) the Base CD Rate in effect on such day plus one percent (1%) and (c) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (1/2 of 1%). Any change in the Alternate Base Rate due to a change in the prime rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the prime rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The Alternate Base Rate, whether or not determined by reference to the prime rate, is not necessarily intended to be the lowest rate of interest determined or offered by CoBank in connection with extensions of credit.

         "Applicable Law" means all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrator to be representative of the cost of such insurance to the Purchasers.

         "Bank Equity Interest" is defined in Section 7.1(k).

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

         "Business Day" means a day other than a Saturday or a Sunday on which both (a) the Administrator at its principal office in Greenwood Village, Colorado is open for business and (b) commercial banks in New York, New York and Greenwood Village, Colorado are not authorized or required to be closed for business.

         "Bridge Loan Credit Agreement" means the Credit Agreement dated as of October 11, 2001 between LOL, as borrower, and CoBank, as lender.

         "Capital" means at any time with respect to the Receivable Interest an amount equal to (a) the aggregate of the amounts theretofore paid to Seller for Purchases pursuant to Section 1.1, less (b) the aggregate amount of Collections theretofore received and actually distributed to the Purchasers on account of the Capital pursuant to Section 3.1.

         "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Change in Control" means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of membership interests representing more than 50% of the aggregate ordinary voting power represented by all outstanding membership interests of LOL.

         "Chase Credit Documents" means (i) the Credit Agreement dated as of October 11, 2001, by and among LOL, as Borrower, the several Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent, and (ii) the Amended and Restated Five-Year Credit Agreement dated as of October 11, 2001, among LOL, the lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, and CoBank, as Collateral Agent, in each case together with the various agreements, instruments and documents executed and delivered in connection therewith.

         "CoBank" has the meaning set forth in the preamble.

         "Collection Corp" means Corporate Credit, LLC, a Delaware limited liability company.

         "Collections" means, with respect to any Pool Receivable, all funds that either (a) are received by Seller, Servicer, an Originator or any other Person from or on behalf of the related Obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligors (including, without limitation, insurance payments that Seller, an Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are deemed to have been received by Seller or any other Person as a Collection pursuant to Section 3.2.

         "Commitment Fee" has the meaning set forth in Section 4.1(b).

         "Concentration Limit" for any Obligor at any time means an amount equal to (i) the aggregate Unpaid Balance of all Eligible Receivables at such time, times (ii) four percent (4.0%). Any amounts of Eligible Receivables of any Obligor above the limit specified above will be deemed "Excess Concentrations".

         "Consolidated" means the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         "Contract" means a contract between an Originator and any Person, or an invoice from an Originator to any Person, or any purchase order from any Person to an Originator pursuant to or under which such Person shall be obligated to make payments to an Originator. A "related" Contract with respect to the Receivables means a Contract under which Receivables in the Receivables Pool arise, which evidence such Receivables, or which is relevant to the collection or enforcement of such Receivables.

         "Contractual Obligation" with respect to any Person, means any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, or material contract, undertaking, agreement, instrument or other document to which such Person is party or by which it or any of its property is bound or is subject.

         "Credit and Collection Policy" means, with respect to each Originator, those credit and collection policies and practices set forth on Schedule 7.1(g), relating to Contracts and Receivables of such Originator, as modified without violating Section 7.3(c).

         "Current Assets" at any date means the amount at which all of the current assets of a Person would be properly classified as current assets on a balance sheet at such date in accordance with GAAP, except that amounts due from Affiliates, investments in Affiliates and prepaid expenses shall be excluded therefrom.

         "Cut-Off Date" means the Friday of each calendar week.

         "Days Sales Outstanding" means, at any date of determination, the prior month's Sales divided by current month's collections, times 30.

         "Deemed Collection" has the meaning set forth in Section 3.2.

         "Default Rate" shall mean, at any date of determination, a rate equal to the then applicable Yield Rate, plus two percent (2%) per annum; provided, that in no event shall the Default Rate exceed the maximum rate permissible under any Applicable Law (the "Maximum Rate") and to the extent that application of the first clause of this definition would cause the rate to exceed the Maximum Rate, the rate payable shall be limited to the Maximum Rate.

         "Defaulted Receivable" means: (a) a Receivable as to which any payment, or part thereof, remains unpaid for more than sixty (60) days from the original due date, (b) as to which the Obligor thereof is the subject of an Event of Bankruptcy, or (c) that has been charged off the Seller's or the applicable Obligor's books as uncollectible or otherwise deferred or extended, other than in accordance with the applicable Credit and Collection Policy or with the Administrator's prior written consent.

         "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and as to which any payment, or part thereof, remains unpaid for more than thirty (30) days after the original due date for such payment.

         "Dilution" means any credit, adjustment, rebate, refund or setoff with respect to any Receivable granted or allowed by Seller or any Originator.

         "Dilution Reserve" means, at any time, an amount equal to (i) the Net Pool Balance at such time times (ii) the Dynamic Dilution Reserve Percentage; where

         Dynamic Dilution Reserve Percentage is calculated as:

                  SF x ED, where:

                  SF = (a) 1.0 times or (b) in the event that the Sales-Based Dilution Ratio for the month ending on the most recent Cut-Off Date is greater than or equal to twenty percent (20%), 1.5 times; provided, however, that is such case the Dynamic Dilution Reserve Percentage shall be capped at twenty percent (20%); and

                  ED = Expected Dilution which, expressed as a
                       percentage, shall be calculated as the
                       12-month rolling average Sales-Based
                       Dilution Ratio.

         "Dollars" means dollars in lawful money of the United States of America.

         "Eligible Receivable" means, at any time, a Receivable:

                  (a) that is originated by an Originator in the ordinary course of its business;

                  (b) that constitutes an "account," and is not a "general intangible," or evidenced by a note or other "instrument" or "chattel paper," as each such term is defined in the UCC;

                  (c) the Obligor of which is (i) one of the customers listed on
Schedule I, as amended and in effect from time to time by Seller providing a revised copy thereof to Administrator (which revisions shall be reasonably acceptable to the Administrator), (ii) not in default of any indebtedness owed to any Purchaser, (iii) not an Affiliate of or joint venturer with Seller or any Originator, but only to the extent that such Receivables referred to in this clause (iii) are in excess of seven percent (7%) of the aggregate Unpaid Balance of Pool Receivables and (iv) not a Governmental Authority, except as specified on Schedule II, as amended and in effect from time to time;

                  (d) that was purchased or otherwise acquired by Seller pursuant to the Purchase and Sale Agreement and which was designated by the related Originator as an "Eligible Receivable" pursuant to the Purchase and Sale Agreement;

                  (e) that is neither a Defaulted Receivable nor a Delinquent Receivable;

                  (f) with respect to which the warranty of Seller in Section 6.1(k) is true and correct and as to which there exists no asserted dispute, offset or claim by the Obligor or any other Person;

                  (g) the sale or assignment of which, or of an undivided interest in which, does not contravene or conflict with Applicable Law, or require the consent of the Obligor or any other Person;

                  (h) that is denominated and payable only in Dollars in the United States;

                  (i) that arises under a Contract with payment and other terms relating to the validity or collectibility of the Receivables thereunder complying in all respects with the standards therefor in Schedule III (or as otherwise consented to by the Administrator in writing), which has been duly authorized by the parties thereto and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any defense whatsoever (other than discharge in bankruptcy and payment);

                  (j) that, together with the Contract related thereto, does not contravene in any material respect any Applicable Law and with respect to which neither the Originator nor, to the Originator's knowledge, any other party to the Contract related thereto is in violation of any Applicable Law;

                  (k) that satisfies all material applicable requirements of the applicable Credit and Collection Policy;

                  (l) as to which the original payment terms have not been altered, extended or modified;

                  (m) the Unpaid Balance of which is payable either (i) within sixty (60) days or less from the invoice date or (ii) subject to a cap of $25,000,000, within one hundred twenty (120) days or less but more than sixty
(60) days from the invoice date;

                  (n) that represents a bona fide obligation arising from the completion of the sale and delivery of products or provision of services specified in the definition of "Receivables" and that do not represent an invoice in advance of such completion;

                  (o) that are not subject to any contingent performance requirements of the Seller or the related Originator unless such requirements are guaranteed or insured by third parties acceptable to the Administrator;

                  (p) in which the Administrator's security interest, for the benefit of the Purchasers, has been perfected; and

                  (q) that relates either to the feed or seed business, but not the swine business, of the related Originator.

         "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                  (a) any case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of at least sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect and shall either not be contested or shall remain undismissed for sixty (60) consecutive days; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

         "Excess Amount" as of any date, means the amount, if any, by which the sum of the Capital, plus the Required Reserves on such date exceeds the Net Pool Balance, as most recently calculated.

         "Excess Concentrations" has the meaning set forth in the definition of "Concentration Limit".

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

         "Facility Limit" has the meaning set forth in Section 1.1.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrator from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

         "Feed" has the meaning set forth in the preamble.

         "Fee Letter" has the meaning set forth in Section 4.1(a).

         "Fees" means any and all fees payable to or for the account of the Administrator or the Purchasers pursuant to the Fee Letter or this Agreement (including, without limitation, the Commitment Fee), which fees, unless otherwise specified in the Fee Letter with respect to fees addressed there, shall be payable upon, and shall accrue in respect of the Settlement Period ending upon, each Settlement Date.

         "Final Payout Date" means the date following the Termination Date on which the Capital shall have been reduced to zero and all other amounts payable by Seller to the Purchasers, the Administrator, the Affected Parties and the Indemnified Parties under the Transaction Documents shall have been indefeasibly paid in full.

         "Floor Reserve " means, at any time, an amount equal to the Net Pool Balance at such time, times fifteen percent (15%).

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time and consistently applied.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgements, decrees, licenses, exemptions, publications, filings, notices to and declaration of or with, or required by, any Governmental Authority, or required by any Applicable Law.

         "Governmental Authority" means any foreign or domestic federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or any political subdivision thereof.

         "Indebtedness" as applied to a Person means, without duplication, all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation,

                  (i) Capitalized Lease Obligations;

                  (ii) all obligations of other Persons which such Person has guaranteed;

                  (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

                  (iv) in the case of LOL and its Subsidiaries (without duplication), all obligations under (or permitted under) the Chase Credit Documents, as in effect on the Initial Purchase Date.

         "Indemnified Amounts" has the meaning set forth in Section 13.1.

         "Indemnified Party" has the meaning set forth in Section 13.1.

         "Independent Director" shall mean an individual who is not, and never was, (1) a member, stockholder, director, officer, employee, Affiliate, customer or supplier of, or an individual that has received any benefit (excluding, however, any compensation received in such individual's capacity as Independent Director) in any form whatever from, or an individual who has provided any service (excluding, however, any service provided by such individual in such individual's capacity as Independent Director) in any form whatever to, Feed or any of its subsidiaries or Affiliates, or (2) an individual owning beneficially, directly or indirectly, any interest in Feed, or a stockholder, director, officer, employee, Affiliate, customer or supplier thereof, or an individual who has received any direct economic benefit (excluding, however, any compensation received in such individual's capacity as Independent Director) in any form whatever from, or an individual who has provided any service (excluding, however, any service provided by such individual in such individual's capacity as Independent Director) in any form whatever to, such beneficial owner or any of such beneficial owner's Affiliates, or (3) an individual who is a relative or spouse of an individual described in clause (1) or (2) above.

         "Initial Purchase Date" has the meaning set forth in Section 3.1(a),

         "LIBOR" means, with respect to the initial Settlement Period the rate of interest (expressed as an annual rate and rounded upwards, if necessary, to the nearest 1/16th of 1%) at which deposits in Dollars would be offered by principal London offices of banks at approximately 11:00 A.M. (London time) on the first day of the Settlement Period or portion thereof for the period from that day to the next Settlement Date. For periods which extend from one Settlement Date to the next Settlement Date, the applicable rate will be the one-month LIBOR rate which appears on Telerate page 3750 as of 9:00 A.M. (Denver, Colorado time) or as soon thereafter as practicable. For periods which begin on a day other than a Settlement Date, the applicable rate will be the rate equal to the average (rounded up to the nearest 1/16th of 1%) of the rates shown on the display referred to as the "LIBOR" page (or any display substituted therefor) of the Telerate matrix (presently page 5) for a period of time from that day to the next Settlement Date. The determination of the applicable LIBOR rate by the Administrator shall be conclusive in the absence of demonstrable error.

         "LIBOR Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and are not required or authorized to close in Greenwood Village, Colorado or New York City.

         "LIBOR Rate" means, with respect to any Settlement Period and any portion of the Capital, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

         LIBOR Rate        =                LIBOR
                                            -----
                                     1 - LIBOR Reserve Percentage

         "LIBOR Reserve Percentage" means, with respect to any Settlement Period, the then maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) prescribed by the Federal Reserve Board for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D having a term comparable to such Settlement Period.

         "Lien" means any mortgage, lien, pledge, encumbrance, charge, title retention or other security interest of any kind, whether arising under a security agreement, mortgage, deed of trust, assignment, pledge or financing statement or arising as a matter of law, judicial process or otherwise.

         "Liquidation Fee" means, for each day in any Settlement Period following the occurrence of a Termination Event, the amount, if any, by which:

                  (a) the additional Yield (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of Capital during such Settlement Period (as so computed) if such reductions had not been made, exceeds

                  (b) the income, if any, received by the Purchasers from investing the proceeds of such reductions of Capital.

         "Lockbox" means any post office box to which Collections of Pool Receivables are sent.

         "Lockbox Account" means any bank account to which Collections of Pool Receivables are sent or deposited that is the subject of an executed and effective Seller Lockbox Agreement.

         "Lockbox Agreement" means a letter agreement, in substantially the form of Exhibit 5.1(f) or otherwise in form and substance acceptable to the Administrator, among Seller, the applicable Originator(s) (if any) and the applicable Lockbox Bank.

         "Lockbox Bank" means any of the banks holding one or more Lockbox Accounts for receiving Collections from Pool Receivables.

         "LOL" means Land O'Lakes, Inc., a Minnesota cooperative corporation.

         "LOL Downgrade" means that LOL's long-term secured senior debt rating is rated below BB+ or the equivalent by both Moody's Investor Service, Inc. and Standard & Poor's Ratings Services or is so rated by one of these rating agencies if such debt is not then rated by the other rating agency.

         "Loss Reserve" means at any time, an amount equal to the Net Pool Balance at such time, times the Dynamic Loss Reserve Percentage, where:

                  Dynamic Loss Reserve Percentage means a percentage calculated as the product of: (i) the Loss Ratio, times; (ii) the Stress Factor, where:

                  Loss Ratio         =   the most recent 12-month rolling
                                         average  Sales-Based  Default
                                         Ratio;

                  Stress Factor      =   1.0 x.

         "Material Adverse Effect" with respect to any event or circumstance, means

         (a) a material adverse effect on:

                  (i) the business, financial condition, assets, or operations of Seller or Feed and its Subsidiaries, taken as a whole;

                  (ii) the ability of Servicer, Seller or any Originator to perform its obligations under this Agreement or any other Transaction Document;

                  (iii) the validity, enforceability or collectibility of this Agreement or any other Transaction Document or the validity, enforceability or collectibility of the Receivables, taken as a whole; or

                  (iv) the status, existence, perfection, priority or enforceability of the Administrator's or any Purchaser's interest in the Pool Assets; or

         (b) the occurrence of any event or circumstance that constitutes a Seller Material Adverse Effect under the Purchase and Sale Agreement.

         "Net Pool Balance" at any time means an amount equal to (i) the aggregate Unpaid Balance of the Eligible Receivables in the Receivables Pool at such time, minus (ii) the aggregate amount of Excess Concentrations.

         "Obligor" means a Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

         "Originator Information" has the meaning set forth in Section
14.8(a)(i).

         "Originator(s)" means LOL, Feed, Purina Mills, LLC or any other Person which is or at any time hereafter becomes a party to the Purchase and Sale Agreement, in its capacity as an originator of Receivables.

         "Person" means an individual, partnership, limited liability partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, government or any agency or political subdivision thereof or any other entity.

         "Pool Assets" has the meaning set forth in Section 1.4(a).

         "Pool Receivable" means a Receivable in the Receivables Pool.

         "Pro Rata Share" means, with respect to any amount, the percentage set forth next to each Purchaser's name on Schedule 1 from time to time, representing such Purchaser's percentage interest in the overall amount of the Purchasers' Share.

         "Program Information" has the meaning set forth in Section 14.7(a)(i).

         "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Purchase" has the meaning set forth in Section 1.1.

         "Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated as of December 18, 2001, between the Originators as the "Originators", Feed as the initial "Servicer" and Seller as the "Purchaser" under such Agreement.

         "Purchase Date" has the meaning set forth in Section 1.2(a).

         "Purchase Notice" has the meaning set forth in Section 1.1.

         "Purchase Termination Date" means that day:

                  (a) the Administrator declares a Purchase Termination Date in a notice to Seller in accordance with Section 10.2(a); or

                  (b) in accordance with Section 10.2(b), becomes the Purchase Termination Date automatically.

         "Purchaser" has the meaning set forth in the preamble.

         "Purchasers' Share" of any amount means the then Receivable Interest, expressed as a percentage, (but not greater than 100%), times such amount.

         "Receivable" means (i) Accounts related to the feed businesses of the Originators, including, but not limited to, Accounts generated from the sale of animal feed and feed ingredients, soybean meal, premixes, non-grain and protein ingredients, grains, vitamins, minerals, branded feed products, complete feed products, milk replacer products, feed additives, animal health products, farm supply products, toll milling services and other feed related services and the proceeds thereof, (ii) Accounts related to the seed business of LOL including, but not limited to, Accounts generated from the sale of Seed, licensing fees and seed related services and the proceeds thereof, and (iii) Accounts related to the swine businesses of the Originators, including, but not limited to, Accounts generated from the sale of swine and swine related services and the proceeds thereof; provided, however, that "Receivables" related to the swine businesses of LOL and Feed shall not include any such right to payment where payments have been sent to a lockbox or lockbox account other than (a) the Corporate Credit, LLC lockbox #7402 located at Wells Fargo Bank, (b) the Corporate Credit, LLC account #635-5053323, (c) LOL's lockbox #7792 located at Wells Fargo Bank or (d) LOL's account #2391445901 at Wells Fargo Bank. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

         "Receivable Interest" means an undivided ownership interest determined from time to time as provided in Section 1.4(b) in all Pool Assets.

         "Receivables Pool" means at any time all then outstanding Receivables, other than Reconveyed Receivables.

         "Reconveyed Receivable" means any Receivable for which the related Originator has paid the full Unpaid Balance pursuant to the Purchase and Sale Agreement.

         "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

         "Regulatory Change" means, relative to any Affected Party:

                  (a) any change in (or the adoption, implementation, change in phase-in or commencement of effectiveness of) any

                           (i) United States federal, state or local law or
                  foreign law applicable to such Affected Party, including, without limitation, with respect to the scope, calculation, application, creation or modification of any national, state or local tax or government charge or imposition of any type or kind;

                           (ii) regulation, interpretation, directive,
                  requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (i) above or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                           (iii) GAAP or regulatory accounting principles
                  applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (i) or (ii) above; or

                  (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (i), (ii) or (iii) above.

         "Reinvestment" has the meaning set forth in Section 1.3(a)(iii).

         "Related Rights" has the meaning set forth in the Purchase and Sale Agreement.

         "Related Security" means, with respect to any Pool Receivable: (a) all of Seller's or the related Originator's right, title and interest in and to all Contracts that relate to such Pool Receivable; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (c) all UCC financing statements covering any collateral securing payment of such Pool Receivable; (d) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise; and (e) all of Seller's and Feed's interest in the merchandise (including returned merchandise), if any, relating to the sale that gave rise to such Pool Receivable.

         "Reporting Date" has the meaning set forth in Section 3.1(a).

         "Required Purchasers" means those Purchasers at any time holding Pro Rata Shares constituting, in the aggregate, not less than fifty-one percent (51%) of the overall amount of the Purchasers' Share.

         "Required Reserves" means, at any time, an amount equal the greater of
(i) the Loss Reserve plus the Dilution Reserve plus the Yield Reserve, and (ii) the Floor Reserve, in each case as most recently calculated.

         "Sales" means sales of the Originators which generate Receivables.

         "Sales-Based Default Ratio" means, as of any Cut-Off Date, the ratio, expressed as a percentage, of (i) the aggregate Unpaid Balance of all Defaulted Receivables for the month ending on such Cut-Off Date, divided by (ii) the Sales billings for the fourth preceding month. For example, as of an October 30 "Cut-off Date," the numerator of the Sales-Based Default Ratio would be the Unpaid Balance of all Pool Receivables that were Defaulted Receivables as of October 30; the denominator of the Sales-Based Default Ratio would be the Sales billings for the month of June.

         "Sales-Based Delinquency Ratio" means, as of any Cut-Off Date, the ratio, expressed as a percentage, of (i) the aggregate Unpaid Balance of all Delinquent Receivables for the month ending on such Cut-off Date, divided by
(ii) the Sales billings for the third preceding month. For example, as of an October 30 "Cut-off Date," the numerator of the Sales-Based Delinquency Ratio would be the Unpaid Balance of all Pool Receivables that were Delinquent Receivables as of October 30; the denominator of the Sales-Based Default Ratio would be the Sales billings for the month of July.

         "Sales-Based Dilution Ratio" means as of any Cut-Off Date, the ratio, expressed as a percentage, of (i) the aggregate reduction attributable to Dilutions occurring in the Unpaid Balance of all Pool Receivables, which Dilutions were granted during the month ending on such Cut-Off Date, divided by
(ii) the billings for the month immediately preceding the month ending as of such Cut-Off Date.

         "Scheduled Termination Date" means the first anniversary of the Initial Purchase Date, unless such date is extended for not more than two (2) additional one (1) year terms with the consent of the parties hereto.

         "Secured Parties" means each Purchaser, the Administrator, the Indemnified Parties and the Affected Parties.

         "Security" shall have the meaning as in Section 2(l) of the Securities Act of 1933, as amended.

         "Seed" means crop seed (including, but not limited to, seed for soybeans, corn, alfalfa, forage and turf grasses).

         "Seller" has the meaning set forth in the preamble.

         "Seller's Share" of any amount means (x) 100% minus the Receivable Interest (but such Receivable Interest shall not be greater than 100%) times (y) such amount.

         "Servicer" has the meaning set forth in Section 8.1(a).

         "Servicer Default" has the meaning set forth in Section 8.2(h).

         "Servicer Report" has the meaning set forth in Section 3.1.

         "Servicer Transfer Event" has the meaning set forth in Section 8.1(b).

         "Servicer's Fee" means, for each day, an amount equal to (x) the Servicer's Fee Rate, times (y) the aggregate Unpaid Balance of all Pool Receivables at the close of business on such day, times (z) 1/360, provided, however, that if at any time the Servicer is not Feed, CoBank or any of their respective Affiliates, the Servicer's Fee shall be a commercially reasonable rate as agreed between the Administrator and the Servicer.

         "Servicer's Fee Rate" means 0.50% per annum.

         "Settlement Date" shall mean the twentieth (20th) day of each calendar month (or, if any such twentieth (20th) day is not a Business Day, "Settlement Date" shall mean the immediately succeeding Business Day).

         "Settlement Period" shall mean, initially, the period beginning on the date of Purchase of such Receivable Interest and ending on and including the last day of the calendar month in which the date of such Purchase occurs, and thereafter, each successive period commencing on the first day of each calendar month during the term of this Agreement and ending on the last day of such calendar month during the term of this Agreement.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board or other Governmental Authority to which the Administrator or any Purchaser is subject with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Sub-Servicer" has the meaning set forth in Section 8.1(d).

         "Subsidiary" means a corporation or other Person of which LOL and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than fifty-one percent (51%) of the ordinary voting power for the election of directors.

         "Successor Notice" has the meaning set forth in Section 8.1(b).

         "Termination Date" means the earlier to occur of: (a) the Purchase Termination Date; and (b) the Scheduled Termination Date.

         "Termination Event" has the meaning set forth in Section 10.1.

         "Termination Period" means the period from and including the earlier to occur of the Termination Date or the date of occurrence of a Termination Event, through the Final Payout Date.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Federal Reserve Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Federal Reserve Board, be published in Federal Reserve Statistical Release H.15 (519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day ( or, if such day is not a Business Day, on the next preceding Business Day) by the Administrator from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Transaction Documents" means this Agreement, the Lockbox Agreements, the Purchase and Sale Agreement, any Credit and Collection Policy, the Fee Letter and other documents to be executed and delivered in connection herewith.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

         "Unmatured Termination Event" means any event which, with the giving of notice or lapse of time, or both, would become a Termination Event.

         "Unpaid Balance" of any Receivable means at any time the unpaid principal amount thereof.

         "Weekly Report" has the meaning set forth in Section 7.2(a).

         "Yield" means for any Settlement Period:

                  C x YR x ED + LF
                  ----------------
                           360
         where:

                  C        =        the daily average  (calculated at the close
                                    of business each day) of the Capital during such Settlement Period,

                  YR       =        the Yield Rate for such Settlement Period,
                                    and

                  ED       =        the actual number of days elapsed during
                                    such Settlement Period.

                  LF       =        the Liquidation Fee, if any, during such
                                    Settlement Period.

         "Yield Rate" means for any Settlement Period, as Seller may elect upon written notice to Administrator delivered not later than the third (3rd) Business Day prior to the commencement of any such Settlement Period.

                  (a) the sum of (x) the LIBOR Rate, plus one hundred seventy-five (175) basis points; or

                  (b) the Alternate Base Rate;

         provided, however, that on any day during a Settlement Period when any Termination Event shall have occurred and be continuing, the Yield Rate for the Capital shall mean the Default Rate.

         "Yield Reserve" means, at any time, an amount equal to the product of
(i) (the Yield Rate plus the Servicer's Fee Rate) divided by 360; (ii) the Days Sales Outstanding; and (iii) the Stress Factor of 1.0 x.

         B. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Colorado, and not specifically defined herein, are used herein as defined in such Article 9.

         C. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         D. Interpretation. In each Transaction Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii)    reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor; and

                  (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

                                                                      Schedule I



                                List of Customers

                                                                     Schedule II

                              Government Contracts

                                      None

SCHEDULE III




                               Contract Standards

                                      None

                                                                      Schedule 1

                         Purchasers and Pro Rata Shares


Purchaser                           Pro Rata Share   Facility Limit
---------------------------         --------------   --------------
CoBank, ACB                              100%        $100,000,000
                                         ----        ------------

Total                                    100%        $100,000,000

                                                                 Schedule 6.1(m)

                            List of Offices of Seller
                             Where Records Are Kept


1275 Red Fox Road
Suite 207
Arden Hills, MN  55112

                                                                 Schedule 6.1(n)

                              List of Lockbox Banks

Bank                                Address                            Account
----                                -------                            -------
Wells Fargo & Company               Minneapolis, MN                    #2391446909
                                                                       (SPV Purchaser)

Wells Fargo & Company               Minneapolis, MN                    #2391445901
                                                                       (SPV Purchaser)

Wells Fargo & Company               Minneapolis, MN                    #2391454580
                                                                       (SPV Purchaser)

Bank One                            Chicago, IL                        #5816173
                                                                       (SPV Purchaser)

US Bank                             Denver, CO                         #194311040214
                                                                       (SPV Purchaser)

Firstar                             St. Louis, MO                      #4346850136
                                                                       (SPV Purchaser)

The Chase Manhattan Bank            Houston, TX                        #00101434059
                                                                       (SPV Purchaser)

                                                                 Schedule 7.1(g)

                         Credit and Collection Policies

                                                                   Schedule 14.2

                                    Addresses

                  A.       LOL Farmland Feed SPV, LLC
                           1275 Red Fox Road
                           Suite 207
                           Arden Hills, MN  55112

                           Attention:
                           Telephone:
                           Facsimile:

                           With a copy to:

                           Land O'Lakes, Inc.
                           P.O. Box 641010
                           St. Paul, MN  55164-0101
                           Attention:       Dawn Juntilla, MS 2500
                           Telephone:       (651) 481-2829
                           Facsimile:       (651) 481-2832

                  B.       Land O'Lakes Farmland Feed LLC
                           1275 Red Fox Road
                           Arden Hills, MN 55112
                           Attention:
                           Telephone:
                           Facsimile:

                           With a copy to:

                           Land O'Lakes, Inc.
                           P.O. Box 641010
                           St. Paul, MN  55164-0101
                           Attention:       Dawn Juntilla, MS 2500
                           Telephone:       (651) 481-2829
                           Facsimile:       (651) 481-2832

                  C.       COBANK, ACB, as Purchaser and Administrator
                           Address:         5500 South Quebec Street
                                            Greenwood Village, CO  80111
                           Attention:       Casey Garten
                           Telephone:       (303) 740-4354
                           Facsimile:       (303) 694-5830

                                                                  Exhibit 1.2(a)

                             Form of Purchase Notice

                                     [DATE]


CoBank, ACB, as Administrator
5500 South Quebec Street
Greenwood Village, CO  80111
Attn:    Casey Garten
         Vice President - Corporate Finance

         Re: Receivables Purchase Agreement dated as of December 18, 2001 among LOL Farmland Feed SPV, LLC, as Seller, Land O'Lakes Farmland Feed LLC, as initial Servicer, the Purchasers as defined therein and Cobank, ACB, as Administrator for the Purchasers (the "Agreement")

Ladies and Gentlemen:

         This Notice is delivered to you pursuant to Section 1.02 of the Agreement. Unless otherwise defined herein or the context otherwise requires, all capitalized terms used herein will have the respective meanings assigned to them in the Agreement.

         The Seller hereby requests that a Purchase in the amount of $___________ (the "Purchase Price") be made by the Purchasers on _____________, _____ (1) (the "Purchase Date").

         The Seller hereby certifies and warrants that on the date hereof and as of the Purchase Date (and the Seller, by accepting the payment of the Purchase Price on the Purchase Date relating to such Purchase, will be deemed to have certified that), (i) the representations and warranties of the Seller contained in Section 6.01 of the Agreement are true and correct in all material respects as though made on and as of the date hereof and as of the Purchase Date, (ii) the Seller is in compliance with the covenants set forth in Article VII of the Agreement and (iii) all applicable conditions precedent to the Purchase have been fully satisfied.

         The Seller agrees that if, prior to the time that the Purchase requested hereby is made, any matter certified to herein will not be true and correct at such

_____________________

        (1)Insert date that is at least two (2) Business Days following the date of this notice.

time as if then made, it will immediately so notify each Purchaser and the Administrator.

         Please credit the proceeds of the requested Purchase to the account(s) indicated below:

                   Amount to be
Bank                 Credited       Account Name     Account No.
----              --------------    ------------     -----------

_____________     $____________     _____________    ___________
ABA#_______

         The Seller has caused this notice to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly authorized officer this ____ day of ____________, _____.

                                  LOL Farmland Feed SPV, LLC



                                  By:___________________________________________

                                      Name:_____________________________________

                                      Title:____________________________________

                                      Phone No.:________________________________

                                      Fax No.:  ________________________________

                                                                EXHIBIT 3.1(a)-1

                             Form of Servicer Report

                                                                  EXHIBIT 5.1(f)

                            Form of Lockbox Agreement

                   [LETTERHEAD OF LOL FARMLAND FEED SPV, LLC]

                                LOCKBOX AGREEMENT

                             ____________ ___, 2001


[NAME AND ADDRESS OF
LOCKBOX BANK]



Ladies and Gentlemen:

         Reference is made to our Account No. ________ (the "Lockbox Account") and Lockbox No. _________ (the "Lockbox") maintained with you in our name. Pursuant to a Receivables Purchase Agreement dated as of December 18, 2001, among LOL Farmland Feed SPV, LLC ("SPV"), as Seller, Land O'Lakes Farmland Feed LLC, as initial Servicer, the Purchasers as defined therein (as so defined, the "Purchasers"), and CoBank, ACB, as administrator (the "Administrator"), SPV has sold and/or may hereafter sell to the Administrator, for the benefit of the Purchasers and their assigns, one or more undivided percentage interests in accounts, chattel paper, instruments or general intangibles of SPV (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Lockbox for deposit into the Lockbox Account, and has granted to the Administrator, for the benefit of the Purchasers and their assigns, a security interest in such Receivables, the Lockbox, the Lockbox Account, amounts on deposit therein and related property. Your execution of this letter agreement is a condition precedent to our continued maintenance of the Lockbox and Lockbox Account with you.

         We hereby transfer, subject to the terms and conditions contained herein, effective as of the date of this letter, exclusive ownership, dominion and control of the Lockbox and the Lockbox Account to the Administrator on behalf of the Purchasers and their assigns. The Administrator, by execution below, confirms its ownership, dominion and control of the Lockbox and Lockbox Account, and instructs you that, prior to the receipt by you of notice from the Administrator, which notice may be in the form attached hereto as Exhibit A or in any other form that gives you reasonable notice, you shall be authorized to continue to act on our instructions, or upon our authorization, on the instructions of an officer of SPV, provided that, unless otherwise instructed by the Administrator, you shall cause all checks, drafts or other items received or collected by you in the Lockbox to be deposited into the Lockbox Account. After receipt by you of notice from the Administrator, you will act only upon the instructions from the Administrator.

         We hereby irrecoverably instruct you, at all times from and after the date of your receipt of notice from the Administrator as described above, to make all payments to be made by you out of or in connection with the Lockbox Account directly to the Administrator, at its address set forth below its signature hereto or as the Administrator otherwise notifies you, for the account of the Purchasers, at ABA #_______, Account # ________, or otherwise in accordance with the instructions of the Administrator.

         We also hereby notify you that the Administrator shall at all times be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Lockbox and Lockbox Account, including, without limitation, (a) after the date of your receipt of notice from the Administrator as described above, the right to specify when payments are to be made out of or in connection with the Lockbox Account and (b) the right to require preparation of duplicate monthly bank statements on the Lockbox Account for the Administrator's audit purposes and mailing of such statements directly to an address specified by the Administrator.

         Notice from the Administrator may be personally served or sent by facsimile, nationally recognized overnight delivery service or courier, to the address or facsimile number set forth under your signature to this letter agreement (or to such other address or facsimile number as to which you shall notify the Administrator in writing). If notice is given by facsimile, it will be deemed to have been received when the notice is sent and the receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received.

         By executing this letter agreement, you acknowledge and consent to the existence of the Administrator's ownership and control of the Lockbox and Lockbox Account and the Administrator's security interest in the Lockbox and Lockbox Account and amounts from time to time received, collected or on deposit therein and agree that from the date hereof the Lockbox and Lockbox Account shall be maintained by you for the benefit of, and items and amounts from time to time therein shall be held by you as agent for, the Administrator on the terms provided herein. The Lockbox Account is to be titled "LOL Farmland Feed SPV, LLC and CoBank, ACB as the Administrator for the Purchasers and their assigns, as their interests may appear". Except as otherwise provided in this letter agreement, items and payments received, collected or on deposit in the Lockbox and Lockbox Account are to be processed in accordance with the standard procedures currently in effect.

All service charges and fees with respect to the Lockbox and Lockbox Account shall continue to be payable by us as under the arrangements currently in effect.

         By executing this letter agreement, you (i) irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other person or entity asserting, claiming or exercising, any right of set-off, banker's lien or other purported form of claim with respect to the Lockbox and Lockbox Account or any items or funds from time to time therein and (ii) covenant and agree with the Purchasers and the Administrator that you will not institute against, or join any other person or entity in instituting against us any bankruptcy, reorganization, arrangement, insolvency or liquidation or similar proceedings under the laws of the United States or any state of the United States. Except for your right to payment of your service charges and fees and to make deductions for returned items, you shall have no rights in the Lockbox or Lockbox Account or any items or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Administrator.

         You may terminate this letter agreement by canceling the Lockbox and Lockbox Account maintained with you, which cancellation and termination shall become effective only upon thirty days' prior written notice thereof from you to the Administrator. Incoming mail or wire transfers to the Lockbox or Lockbox Account received after such cancellation shall be forwarded in accordance with the Administrator's instructions. This letter agreement may also be terminated upon written notice to you by the Administrator stating that the Receivables Purchase Agreement pursuant to which this letter agreement was obtained is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Administrator. This letter agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Please acknowledge your agreement to the terms set forth in this letter agreement by signing the two copies of this letter agreement enclosed herewith in the space provided below, sending one such signed copy to the Administrator at its address provided above and returning the other signed copy to us.

                                       Very truly yours,

                                       LOL Farmland Feed SPV, LLC

                                       By:
                                          --------------------------------------
                                       Name Printed:
                                                     ---------------------------
                                       Title:
                                             -----------------------------------

                                       Acknowledged and agreed to
                                       as of the date first
                                       written above:

                                       COBANK, ACB, as Purchaser and as
                                       Administrator

                                       By:
                                          --------------------------------------
                                       Name Printed:
                                                     ---------------------------
                                       Title:
                                             -----------------------------------


                                                   , as Lockbox Bank
                                       ------------

                                       By:
                                          --------------------------------------
                                       Name Printed:
                                                     ---------------------------
                                       Title:
                                             -----------------------------------


                                       Address for Notice:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------


                                       Attention:
                                                 -------------------------------
                                       Tel. No.:
                                                --------------------------------
                                       Facsimile No.:
                                                     ---------------------------

                                                                       EXHIBIT A

                           [LETTERHEAD OF COBANK, ACB]

[LOCKBOX NAME AND ADDRESS]


         Re:      LOL Farmland Feed SPV, LLC
                  Lockbox No. _______ (the "Lockbox") and
                  Lockbox Account No. ____________ (the "Lockbox Account")

Ladies and Gentlemen:

         Reference is made to the letter agreement dated December 18, 2001 (the "Letter Agreement") among LOL Farmland Feed SPV, LLC, the undersigned, as Purchaser and Administrator and you concerning the above_described Lockbox and Lockbox Account. We hereby give you notice that, in accordance with our ownership and control of the Lockbox and Lockbox Account as provided in the Letter Agreement, you shall hereafter accept instructions only from the undersigned.

         We hereby instruct you to make all payments to be made by you out of or in connection with the Account directly to the undersigned, at our address set forth above, for the account of the Purchasers (ABA no._________, account no. ________).

         [OTHER INSTRUCTIONS]

                                            Very truly yours,


                                            COBANK, ACB, as Administrator

                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________



cc: LOL Farmland Feed SPV, LLC

                                                                  EXHIBIT 7.2(a)

                              Form of Weekly Report

                                                                     EXHIBIT 7.4

                        Factual Assumptions Contained In
           True Sale And Non-Consolidation Opinion ("Opinion Letter")

The following assumptions, representations and statements are contained in the Opinion Letter and are relied upon by the opinion giver. Terms not defined in the foregoing Agreement shall have the meaning given them in the Opinion Letter.

                           Substantive Consolidation:

         1. Organization. The Seller is a Delaware limited liability company and maintains good standing under the laws of the State of Delaware.

         2. Procedures Observed. The Seller observes and shall observe all company procedures required by the Certificate of Organization, its limited liability company agreement and the limited liability company law of the State of Delaware. All distributions of the Seller will be paid and declared in accordance with the law of the State of Delaware.

         3. Management. The business and affairs of the Seller are and will be managed by or under the direction of the Board of Managers. The Seller at all times ensures and will ensure that the Board of Managers duly authorizes all company actions requiring authorization by its Board of Managers. When necessary, the Seller obtains and will obtain proper authorization from Feed as its sole member for company action. The officers and managers of the Seller shall make decisions with respect to the business and daily operations of the Seller independent of and not dictated by Feed, LOL or Purina (each an "LOL Company" and collectively, the "LOL Companies." In addition, the Seller's officers and managers will adhere to all statutes, rules, by-laws or other obligations regarding conflicts of interest and participation in decision-making by officers and managers who may have a conflict of interest with respect to the subject matter of the decision.

         4. Independent Managers. As required by the Certificate of Organization, the Board of Managers includes and will include at least one "Independent Manager" (as that term is defined in the Certificate of Organization).

         5. Records. The Seller maintains and will maintain separate corporate records, documents and books of accounting from those of Feed, any other LOL Company or any other entity, and keeps and will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its members and the Board of Managers.

         6. Offices. The Seller will pay fair market rent for any office space shared with an Originator and a fair share of any overhead costs. The Seller has an address and telephone number separate and distinct from the address and telephone number of any of the LOL Companies.

         7. Identifiable Assets. The Seller's assets will not be commingled with those of any LOL Company, and the Seller maintains and shall maintain separate bank accounts and books of account from those of the LOL Companies. The separate assets and liabilities of the Seller are readily distinguishable from those of the LOL Companies, and the separate assets and liabilities of the Seller and the LOL Companies can be quickly and inexpensively identified and ascertained.

         8. Capitalization. On the date hereof, each of Feed and the Seller is solvent, has adequate capital to carry on its business, and intends to and believes that it will be able to pay its debts as they mature. Neither Feed nor the Seller intends to, or believes that it will, engage in any business for which its respective capitalization would not be adequate. None of the transactions described in the Transaction Documents is being entered into with the intent to hinder, defraud or delay any of the creditors of Feed or the Seller.

         9. Expenses. The Seller shall pay from its own separate assets all material liabilities incurred by it, including the wages and salaries of its officers and all material administrative expenses. The Seller will reimburse Feed or the applicable LOL Company for its allocable portions of any shared expenses.

         10. Conduct. The Seller conducts and will continue to conduct its business solely in its own name so as not to mislead others as to the identity of the Seller. All oral and written communications, including without limitation letters, invoices, purchase orders, contracts, statements and applications, are made solely in the name of the Seller if related to the Seller, and are not made in the name of the Seller if related to an LOL Company or the name of an LOL Company if related to the Seller.

         11. Intercompany Claims. The Seller has not guaranteed any obligations of any LOL Company. The Seller will not guaranty or assume any obligations of any LOL Company. There is no intercompany debt between the Seller and any LOL Company other than the SPV Purchaser Notes and debts incurred in connection with their respective obligations to each other under the Purchase Agreement. The Seller will not lend funds or extend credit to any LOL Company other than pursuant to the Purchase Agreement in connection with the purchase of Receivables thereunder.

         12. Reliance by Others. The Seller (i) acts and will act solely in its own name and through its duly authorized officers or agents in the conduct of its businesses, (ii) will take no action which may mislead third parties as to the separate corporate identities and separate assets and liabilities of each LOL Company and the Seller, and (iii) will have and utilize its own invoices and letterhead separate from any LOL Company.

         13. Disclosure of the Transactions. The Seller will maintain separate financial statements from the LOL Companies. However, the Seller and certain affiliated entities may utilize consolidated financial statements for certain tax and reporting purposes. Any consolidated financial statements of the Seller will disclose, through appropriate footnotes or otherwise, the separate corporate existence of the Seller, that the Receivables have been sold or contributed to the Seller pursuant to the Purchase Agreement, and the interests of the Seller in the Receivables.

         14. Fairness of Transactions. The management of Feed and the Seller have determined that the ownership of the Seller by Feed and the limited purposes of the Seller are in the best interests of Feed and the Seller.

         15. Transaction Documents. The Seller will comply with the Transaction Documents in accordance with their respective terms, in all respects material to this opinion, and the Transaction Documents will not be modified in any material way except as provided for therein. The resolutions, agreements and other instruments regarding the transactions contemplated by the Transaction Documents will be continuously maintained as official records of the Seller. In addition to, and consistent with the foregoing, the Seller will not take any actions that are inconsistent with the terms of, or expectations of the Seller's creditors with respect to the Transaction Documents or any of the foregoing assumptions.

         16. Reliance of the Purchasers. The Administrator and the Purchasers are relying on the separate credit of the Seller in entering into and performing under the terms of the Transaction Documents to which each is a party (except to the extent that any LOL Company has separate obligations under the Transaction Documents) and may be materially harmed by a failure to respect the separate corporate existence of the Seller.

         17. Business Purpose. The sole business purpose of the Seller is to acquire Receivables from the Originators and to sell undivided interests in such Receivables pursuant to the Receivables Purchase Agreement. The Seller does not conduct business with any entity other than the Originators, Feed (as Servicer), Corporate Credit (as Sub-Servicer), Purina (as Sub-Servicer), the Lockbox Banks, the Administrator, the Purchasers and the parties to certain agreements related to the Transaction Documents.